                                                                   EXHIBIT 10.57

--------------------------------------------------------------------------------


                             AMENDED AND RESTATED
                             ---------------------
                   REVOLVING CREDIT AND TERM LOAN AGREEMENT
                   ----------------------------------------

                           Dated as of June 11, 1998

                                     among
                            SALESLINK CORPORATION,
                           INSOLUTIONS INCORPORATED,
                        PACIFIC DIRECT MARKETING CORP.

                               BANKBOSTON, N.A.
                             AND THE OTHER LENDING
                  INSTITUTIONS SET FORTH ON SCHEDULE 1 HERETO

                                      and

                           BANKBOSTON, N.A. as Agent


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS
                               -----------------

1.   DEFINITIONS:.........................................................  1
2.   REVOLVING CREDIT FACILITY............................................ 11
       2.1.  Commitment to Lend........................................... 11
       2.2.  Requests for Loans........................................... 12
       2.3.  Conversion Options........................................... 13
               2.3.1.  Conversion to Different Loan Type.................. 13
               2.3.2.  Continuation of Loan Type.......................... 14
               2.3.3.  LIBOR Rate Loans................................... 14
       2.4.  Interest..................................................... 14
       2.5.  Repayments and Prepayments................................... 15
       2.6.  Funds for Revolving Credit Loan.............................. 15
               2.6.1.  Funding Procedures................................. 15
               2.6.2.  Advances by Agent.................................. 16
3.   THE TERM LOAN........................................................ 16
       3.1.  Commitment to Lend........................................... 16
       3.2.  The Term Notes............................................... 16
       3.3.  Schedule of Installment Payments of Principal of Term Loan... 17
       3.4.  Optional Prepayment of Term Loan............................. 17
       3.5.  Interest on Term Loan........................................ 17
               3.5.1.  Interest Rates..................................... 18
               3.5.2.  Notification by Borrower........................... 18
               3.5.3.  Amounts, Etc....................................... 18
4.   LETTER OF CREDIT FACILITY............................................ 18
       4.1.  Letter of Credit Commitment.................................. 18
       4.2.  Reimbursement Obligation of the Borrower..................... 20
       4.3.  Letter of Credit Payments.................................... 20
       4.4.  Obligations Absolute......................................... 21
       4.5.  Reliance by Issuer........................................... 22
       4.6.  Letter of Credit Fees........................................ 22
5.   CHANGES IN CIRCUMSTANCES, ETC........................................ 22
       5.1.  Inability to Determine LIBOR Rate............................ 22
       5.2.  Illegality................................................... 22
       5.3.  Changes in Circumstances..................................... 23
       5.4.  Certificate.................................................. 24
       5.5.  Indemnity.................................................... 24
6.   FEES AND PAYMENTS.................................................... 24
7.   REPRESENTATIONS AND WARRANTIES....................................... 25
8.   CONDITIONS PRECEDENT................................................. 27
9.   COVENANTS............................................................ 29
       9.1.  Affirmative Covenants........................................ 29
       9.2.  Negative Covenants........................................... 31
       9.3.  Financial Covenants.......................................... 32
10.  EVENTS OF DEFAULT; ACCELERATION...................................... 33
11.  SETOFF............................................................... 35
12.  THE AGENT............................................................ 36
       12.1. Authorization................................................ 36

                                     -ii-

         12.2.  Employees and Agents.............................................  37
         12.3.  No Liability.....................................................  37
         12.4.  No Representations...............................................  37
         12.5.  Payments.........................................................  38
                 12.5.1.  Payments to Agent......................................  38
                 12.5.2.  Distribution by Agent..................................  38
                 12.5.3.  Delinquent Banks.......................................  38
         12.6.  Holders of Notes.................................................  39
         12.7.  Indemnity........................................................  39
         12.8.  Agent as Bank....................................................  39
         12.9.  Resignation......................................................  39
         12.10. Notification of Defaults and Events of Default...................  40
         12.11. Duties in the Case of Enforcement................................  40
13.  ASSIGNMENT AND PARTICIPATION................................................  40
         13.1.  Conditions to Assignment by Banks................................  40
         13.2.  Certain Representations and Warranties; Limitations; Covenants...  41
         13.3.  Register.........................................................  42
         13.4.  New Notes........................................................  42
         13.5.  Participations...................................................  43
         13.6.  Disclosure.......................................................  43
         13.7.  Assignee or Participant Affiliated with the Borrower.............  43
         13.8.  Miscellaneous Assignment Provisions..............................  44
         13.9.  Assignment by Borrower...........................................  44
14.  MISCELLANEOUS...............................................................  44

         AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT
         -------------------------------------------------------------

     This AMENDED AND RESTATED REVOLVING CREDIT AND TERM LOAN AGREEMENT (this "Agreement") is made as of June 11, 1998, by and among (a) SALESLINK CORPORATION ("SalesLink"), a Delaware corporation having its principal place of business at 25 Drydock Avenue, Boston, Massachusetts 02210, (b) INSOLUTIONS INCORPORATED ("InSolutions" and, collectively with SalesLink, the "Borrowers" and each individually, a "Borrower"), a Delaware corporation having its principal place of business at 2940 Kifer Road, Santa Clara, CA 95051, (c) PACIFIC DIRECT MARKETING CORP. ("Pacific Direct"), a California corporation having its principal place of business at 8356 Thornton Avenue, Newark, California 94520,
(d) BANKBOSTON, N.A. (FORMERLY KNOWN AS THE FIRST NATIONAL BANK OF BOSTON), a national banking association, and the other lending institutions listed on
Schedule 1 hereto and (e) BANKBOSTON, N.A. as agent for itself and such other
----------
lending institutions.

     WHEREAS, pursuant to a Revolving Credit and Term Loan Agreement dated as of October 24, 1996 (as amended from time to time, the "Original Credit Agreement") by and among SalesLink, the Parent (as hereinafter defined), certain of the Banks (as hereinafter defined) and the Agent, the lenders party thereto made loans available to SalesLink for, among other things, financing a portion of the acquisition of Pacific Direct and for general corporate and working capital purposes; and

     WHEREAS, SalesLink has requested, among other things, to amend and restate the Original Credit Agreement and to provide additional financing, to refinance certain Indebtedness (as hereinafter defined) and to provide funds for working capital and general corporate purposes, and the Banks are willing to amend and restate the Original Credit Agreement and to provide such additional financing on the terms and conditions set forth herein;

     NOW, THEREFORE, the Borrowers, the Banks and the Agent agree that on and as of the Closing Date (as hereinafter defined) the Original Credit Agreement is hereby amended and restated in its entirety and shall remain in full force and effect only as expressly set forth herein.

      1.  DEFINITIONS AND RULES OF INTERPRETATION:
          ---------------------------------------

     1.1  DEFINITIONS:  Certain capitalized terms are defined below:
          -----------

     Accounts:  All rights of the Borrowers or any of their Subsidiaries to any
     --------
payment of money for goods sold, leased or otherwise marketed in the ordinary course of business, whether evidenced by or under or in respect of a contract or instrument, and to all proceeds in respect thereof.

     Acquisition:  The acquisition by the Parent on the Acquisition Closing Date
     -----------
of all of the outstanding shares of capital stock of InSolutions pursuant to the Acquisition Documents.

     Acquisition Closing Date:  The first date on which the conditions set forth
     ------------------------
in the Merger Agreement have been satisfied and the Acquisition has occurred.

     Acquisition Documents:  Collectively, the Merger Agreement and all
     ---------------------
agreements and documents required to be entered into or delivered pursuant thereto or in connection with the Acquisition, each in the form delivered to the Agent on the Acquisition Closing Date.

     Adjustment Date:  The first day of the month immediately following the
     ---------------
month in which a Compliance Certificate is to be delivered by the Borrowers to the Agent pursuant to (S)9.1(a)(iv).

     Affiliate:  Any Person that would be considered an affiliate of any
     ---------
Borrower under Rule 144(a) of the Rules and Regulations of the Securities and Exchange Commission, as in effect on the date hereof, if such Borrower were issuing securities.

     Agent:  BankBoston, N.A., acting as agent for the Banks.
     -----

     Agent's Head Office:  The Agent's head office located at 100 Federal
     ------- ---- ------
Street, Boston, Massachusetts 02110, or at such other location as the Agent may designate from time to time.

     Agreement:  See the preamble, which term shall include this Agreement and
     ---------
the Schedules and Exhibits hereto, all as amended and in effect from time to time.

     Applicable Margin:  For each period commencing on an Adjustment Date
     -----------------
through the date immediately preceding the next Adjustment Date (each a "Rate Adjustment Period"), the Applicable Margin shall be the applicable margin set forth below with respect to the Borrowers' Leverage Ratio, as determined for the fiscal period of the Borrowers and their Subsidiaries ending immediately prior to the applicable Rate Adjustment Period:

                                                 BASE RATE   LIBOR RATE
     ---------------------------------------------------------------------
                     LEVERAGE RATIO               LOANS        LOANS
     ---------------------------------------------------------------------
     ---------------------------------------------------------------------
       Greater than or equal to 2.00:1.00          .50%        2.00%
     ---------------------------------------------------------------------
     ---------------------------------------------------------------------
       Less than 2.00:1.00 but greater
       than or equal to 1.50:1.00                  .25%        1.75%
     ---------------------------------------------------------------------
     ---------------------------------------------------------------------
       Less than 1.50:1.00                           0%        1.50%
     ---------------------------------------------------------------------

     Notwithstanding the foregoing, (a) for Loans outstanding during the period commencing on the Closing Date through the date immediately preceding the first Adjustment Date to occur after the fiscal quarter ending July 31, 1998, the Applicable Margin shall be at the highest level set forth above and (b) if the Borrowers fail to deliver any Compliance Certificate pursuant to (S)9.1(a)(iv) hereof, then, for the period commencing on the next Adjustment Date to occur subsequent to such failure through the date immediately following the date on which such Compliance Certificate is delivered, the Applicable Margin shall be the highest Applicable Margin set forth above.

     Assignment and Acceptance:  See (S)13.
     -------------------------

     Banks:  BKB and the other lending institutions listed on Schedule 1 hereto
     -----                                                    -------- -
and any other Person who becomes an assignee of any rights and obligations of a Bank pursuant to (S)13.

     Base Rate:  The higher of (a) the annual rate of interest announced from
     ---------
time to time by BKB at its head office as it's "base rate" and (b) one-half of one percent (1/2%) above the Federal Funds Effective Rate.

     Base Rate Loans:  Revolving Credit Loans and all or any portion of the Term
     ---------------
Loan bearing interest calculated by reference to the Base Rate.

     BKB:  BankBoston, N.A., in its individual capacity.
     ---

     Borrowers:  See the preamble.
     ---------

     Borrowing Base:  At the relevant time of reference thereto, an amount
     --------------
determined by the Agent by reference to the most recent Borrowing Base Report delivered to the Banks and the Agent pursuant to (S)9.1(a)(v), which is equal to 80% of Eligible Accounts Receivable for which invoices have been issued and are payable. The Agent may, in its discretion, from time to time, upon five (5) days' prior notice to the Borrowers, (a) reduce the lending formula with respect to Eligible Accounts Receivable to the extent that the Agent determines that:
(i) the dilution with respect to the Accounts for any period has increased in any material respect or may be reasonably anticipated to increase in any material respect above historical levels, or (ii) the general creditworthiness of account debtors or other obligors of the Borrowers have declined. In determining whether to reduce the lending formula, the Agent may consider events, conditions, contingencies or risks which are also considered in determining Eligible Accounts Receivable.

     Borrowing Base Report:  A Borrowing Base Report signed by the chief
     ---------------------
financial officer of each Borrower and in form and substance acceptable to the Agent.

     Business Day:  Any day on which banking institutions in Boston,
     ------------
Massachusetts, are open for the conduct of a substantial part of its commercial banking business generally and, in the case of LIBOR Rate Loans, also a day which is a LIBOR Business Day.

     Capitalized Leases:  Leases under which the Borrowers or any of their
     ------------------
Subsidiaries are the Lessee or obligor, the discounted, future rental payment obligations under which are required to be capitalized on the combined balance sheet of the Borrowers and their Subsidiaries in accordance with GAAP.

     Charter Documents:  In respect of any entity, the certificate or articles
     -----------------
of incorporation or organization and the by-laws of such entity, or other constitutive documents of such entity.

     Closing Date:  The first date on which the conditions set forth in (S)8
     ------------
have been satisfied and any Revolving Credit Loans and the Term Loan are to be made or any Letter of Credit is to be issued hereunder.

     Collateral:  All of the property, rights and interests of the Borrowers and
     ----------
their Subsidiaries that are or are intended to be subject to the security interests and mortgages created by the Security Documents.

     Combined or combined:  With reference to any term defined herein, shall
     --------------------
mean that term as applied to the accounts of the Borrowers and their Subsidiaries, combined in accordance with GAAP.

     Combined Current Assets:  All assets of the Borrowers and their
     -----------------------
Subsidiaries on a combined basis that in accordance with GAAP are properly classified as current assets, excluding bad debts and inventory not yet saleable.

     Combined Current Liabilities:  All liabilities of the Borrowers and their
     ----------------------------
Subsidiaries on a combined basis payable on demand or maturing within one (1) year from the date as of which current liabilities are to be determined, and such other liabilities that in accordance with GAAP are properly classified as current liabilities; provided, however, for purposes of calculating compliance
                     --------  -------
with (S)9.3(d) hereof, so long as (a) the Parent and the Borrowers file all required income tax returns pursuant to a consolidated federal income tax return and (b) the Parent is not obligated, on a consolidated basis, to make any cash federal income tax payments in the period of determination, Combined Current Liabilities shall exclude all accrued federal income tax liabilities for such period of determination.

     Combined Net Income (or Deficit):  The combined net income (or deficit) of
     --------------------------------
the Borrowers and their Subsidiaries, after deduction of all expenses, taxes and other proper charges, determined in accordance with GAAP.

     Combined Operating Cash Flow:  For any Reference Period, the amount equal
     ----------------------------
to (a) the EBITDA for such period, minus (b) cash payments for all taxes paid
                                   -----
during such period, minus (c) capital expenditures made during such period to
                    -----
the extent permitted hereunder.

     Combined Total Debt Service:  For any Reference Period, all scheduled
     ---------------------------
mandatory payment of principal on Indebtedness of the Borrowers and their Subsidiaries made or required to be made in that period, plus the Combined Total
                                                         ----
Interest Expense of the Borrowers and their Subsidiaries for that period.

     Combined Total Interest Expense.  For any period, the aggregate amount of
     -------------------------------
interest required to be paid or accrued by the Borrowers and their Subsidiaries during such period on all Indebtedness of the Borrowers and their Subsidiaries outstanding during all or any part of such period, whether such interest was or is required to be reflected as an item of expense or capitalized, including payments consisting of interest in respect of Capitalized Leases and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money.

     Commitment:  Collectively, the Revolving Credit Loan Commitment and the
     ----------
Term Loan Commitment.

     Commitment Percentage:  With respect to each Bank, the percentage set forth
     ---------------------
on Schedule 1 hereto as such Bank's percentage of the aggregate Commitments of
   ----------
all the Banks.

     Compliance Certificate:  See (S)9.1(a)(iv) hereof.
     ----------------------

     Consent:  In respect of any person or entity, any permit, license or
     -------
exemption from, approval, consent of, registration or filing with any local, state or federal governmental or regulatory agency or authority, required under applicable law.

     Conversion Request:  A notice by any Borrower to the Agent of such
     ------------------
Borrower's election to convert or continue a Loan in accordance with (S)2.3 hereof.

     Default:  An event or act which with the giving of notice and/or the lapse
     -------
of time, would become an Event of Default.

     Domestic Lending Office:  Initially, the office of each Bank designated as
     -----------------------
such in Schedule 1 hereto; thereafter, such other office of such Bank, if any,
        ----------
located within the United States that will be making or maintaining Base Rate Loans.

     Drawdown Date:  The date on which any Revolving Credit Loan or the Term
     -------------
Loan is made or is to be made, and the date on which any Revolving Credit Loan is converted or continued in accordance with (S)2.3 or all or any portion of the Term Loan is converted or continued in accordance with (S)3.5.

     EBITDA:  With respect to any fiscal period, an amount equal to the sum of
     ------
(a) Combined Net Income for such period, plus (b) to the extent deducted in the
                                         ----
calculation of such Person's Combined Net Income and without duplication, (i) depreciation and amortization for such period, plus (ii) other noncash charges,
                                               ----
including, without limitation, in process research and development expenses or charges, made in calculating Combined Net Income for such period, plus (iii) tax
                                                                  ----
expense for such period, plus (iv) Combined Total Interest Expense paid or
                         ----
accrued during such period, all as determined in accordance with GAAP.

     Eligible Accounts Receivable:  The aggregate of the unpaid portions of
     ----------------------------
Accounts (net of any credits, rebates, offsets, holdbacks or other adjustments or commissions payable to third parties that are adjustments to such Accounts)
(a) that the Borrowers reasonably and in good faith determine to be collectible;
(b) that are with account debtors or other obligors that (i) are not Affiliates of the Borrowers, (ii) purchased the goods or services giving rise to the relevant Account in an arm's length transaction, (iii) are not insolvent or involved in any case or proceeding, whether voluntary or involuntary, under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, dissolution, liquidation or similar law of any jurisdiction and (iv) are, in the Agent's reasonable judgment, creditworthy; (c) that are in payment of obligations that have been fully performed, do not consist of progress billings or bill and hold invoices and are not subject to dispute or any other similar claims that would reduce the cash amount payable therefor; (d) that are not subject to any pledge, restriction, security interest or other lien or encumbrance other than those created by the Loan Documents; (e) in which the Agent has a valid and perfected first priority security interest; (f) that are not outstanding for more than ninety (90) days past the earlier to occur of (i) the date of the respective invoices therefor and (ii) the date of shipment thereof in the case of goods or the end of the calendar month following the provision thereof in the case of services; (g) that are not due from an account debtor or other obligor located in Minnesota unless the applicable Borrower (i) has received a certificate of authority to do business and is in good standing in such state or (ii) has filed a notice of business activities report with the appropriate office or agency of such state for the current year; (h) that are not due from any single account debtor or other obligor if more than thirty percent (30%) of the aggregate amount of all Accounts owing from such account debtor or other obligor would otherwise not be Eligible Accounts Receivable; (i) that are payable in Dollars; (j) that are not payable from an office outside of the United States; (k) that are not secured by a letter of credito unless the Agent has a prior, perfected security interest in such letter of credit; and (i) to the extent the account debtor on such Account is Cisco, are not more than 25% of the aggregate amount of all Accounts..

     Eligible Assignee:  Any of (a) a commercial bank or finance company
     -----------------
organized under the laws of the United States, or any State thereof or the District of Columbia, and having total assets in excess of $1,000,000,000; (b) a savings and loan association or savings bank organized under the laws of the Untied States, or any State thereof or the District of Columbia, and having a net worth of at least $100,000,000, calculated in accordance with GAAP; (c) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development ( the "OECD"), or a political subdivision of any such country, and having total assets in excess of $1,000,000,000, provided, that such bank is acting through a branch or agency
                --------
located in the country in which it is organized or another country which is also a member of the OECD; (d) the central bank of any country which is a member of the OECD; and (e) if, but only if, any Event of Default has occurred and is continuing, any other bank, insurance company, commercial finance company or other financial institution or other Person approved by the Agent, such approval not to be unreasonably withheld.

     Environmental Laws:  All laws pertaining to environmental matters,
     ------------------
including without limitation, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response Compensation and Liability Act of 1980, the Superfund Amendments and Reauthorization Act of 1986, the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, in each case as amended, and all rules, regulations, judgments, decrees, orders and licenses arising under all such laws.

     ERISA:  The Employee Retirement Income Security Act of 1974, as amended,
     -----
and all rules, regulations, judgments, decrees, and orders arising thereunder.

     Eurocurrency Reserve Rate:  For any day with respect to a LIBOR Rate Loan,
     -------------------------
the maximum rate (expressed as a decimal) at which any lender subject thereto would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System (or any successor or similar regulations relating to such reserve requirements) against "Eurocurrency Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The Eurocurrency Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the Eurocurrency Reserve Rate.

     Event of Default:  Any of the events listed in (S)10 hereof.
     ----------------

     Federal Funds Effective Rate:  For any day, the rate per annum equal to the
     ----------------------------
weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day on such transactions received by the Agent from three funds brokers of recognized standing selected by the Agent.

     Financials:  In respect of any period, the combined balance sheet of the
     ----------
Borrower and their Subsidiaries as at the end of such period, and the related statement of income and combined statement of cash flow for such period, each setting forth in comparative form the figures for the previous comparable fiscal period, all in reasonable detail and prepared in accordance with GAAP.

     GAAP:  Generally accepted accounting principles consistent with those
     ----
adopted by the Financial Accounting Standards Board and its predecessor, (a) generally, as in effect from time to time, and (b) for purposes of determining compliance by the Borrowers with their financial covenants set forth herein, as in effect for the fiscal year therein reported in the most recent Financials submitted to the Agent prior to execution of this Agreement.

     Guarantors:  Each Subsidiary of any Borrower existing on the Closing Date
     ----------
and each other Person which is required to be or become guarantors from time to time pursuant to (S)9.1(h) hereof.

     Guaranty:  Collectively, (a) the Amended and Restated Guaranty, dated or to
     --------
be dated on or prior to the Closing Date, made by Pacific Direct in favor of the Banks and the Agent pursuant to which Pacific Direct guaranties to the Banks and the Agent the payment and performance of the Obligations in form and substance satisfactory to the Banks and the Agent and (b) any other guaranty dated subsequent to the Closing Date made by any other Guarantor in favor of the Banks and the Agent pursuant to which each Guarantor guaranties to the Banks and the Agent the payment and performance of the Obligations in form and substance satisfactory to the Banks and the Agent.

     Indebtedness:  In respect of any entity, all obligations, contingent and
     ------------
otherwise, that in accordance with GAAP should be classified upon the obligor's balance sheet as liabilities, or to which reference should be made by footnotes thereto, including in any event and whether or not so classified, but without duplication with respect liabilities under swap arrangements where the underlying obligation appears on the balance sheet of such entity: (a) all debt and similar monetary obligations, whether direct or indirect, (b) all liabilities secured by Liens, whether or not the liability secured thereby shall have been assumed, (c) all guarantees, endorsements and other contingent obligations whether direct or indirect in respect of indebtedness of others, including any obligation to supply funds to or in any manner to invest in, directly or indirectly, the debtor, to purchase indebtedness, or to assure the owner of indebtedness against loss, through an agreement to purchase goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise and (d) all liabilities in respect of bankers' acceptances or letters of credit.

     Interest Payment Date:  (a) As to any Base Rate Loan, the last day of the
     ---------------------
calendar month which includes the Drawdown Date thereof; and (b) as to any LIBOR Rate Loan in respect of which the Interest Period is (i) ninety (90) days or less, the last day of such Interest Period and (ii) more than ninety (90) days, the date that is ninety (90) days from the first day of such Interest Period and, in addition, the last day of such Interest Period.

     Interest Period:  With respect to each Revolving Credit Loan or all or any
     ---------------
relevant portion of the Term Loan, (a) initially, the period commencing on the Drawdown Date of such Loan and ending on the last day of one of the periods set forth below, as selected by the Borrowers in a Loan Request (i) for any Base Rate Loans, the last day of the calendar month; and (ii) for any LIBOR Rate Loan, 1, 2, 3, or 6 months; and (b) thereafter each period commencing on the last day of the immediately preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrowers in a Conversion Request; provided that all of the foregoing provisions
                                   --------
relating to Interest Periods are subject to the following:

          (a) if any Interest Period with respect to a LIBOR Rate Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding LIBOR Business Day;

          (b) if any Interest Period with respect to a Base Rate Loan would end on a day that is not a Business Day, that Interest Period shall end on the next succeeding Business Day;

          (c) If the Borrowers shall fail to give notice as provided in (S)2.3, the Borrowers shall be deemed to have requested a conversion of the affected LIBOR Rate Loan to a Base Rate Loan and the continuance of all Base Rate Loans as Base Rate Loans on the last day of the then current Interest Period with respect thereto;

          (d) any Interest Period relating to any LIBOR Rate Loan that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last LIBOR Business Day of a calendar month; and

          (e) any Interest period relating to any LIBOR Rate Loan that would otherwise extend beyond the Revolving Credit Loan Maturity Date (if comprising a Revolving Credit Loan) or the Term Loan Maturity Date (if comprising the Term Loan or a portion thereof) shall end on the Revolving Credit Loan Maturity Date or, as the case may be, the Term Loan Maturity Date.

     Letter of Credit:  See (S)4.1(a).
     ----------------

     Letter of Credit Application:  See (S)4.1(a).
     ----------------------------

     Letter of Credit Fee:  See (S)4.7.
     --------------------

     Letter of Credit Participation:  See (S)4.1(d).
     -------------------------------

     Leverage Ratio:  As at any date of determination, the ratio of (a) Total
     --------------
Funded Indebtedness of the Borrowers and their Subsidiaries outstanding on such date to (b) the EBITDA of the Borrowers and their Subsidiaries for the Reference Period ending on such date.

     LIBOR Business Day:  Any day on which commercial banks are open for
     ------------------
international business (including dealings in U.S. dollar deposits) in London or such other eurodollar interbank market as may be selected by the Agent in its sole discretion acting in good faith.

     LIBOR Lending Office:  Initially, the office of each Bank designated as
     --------------------
such in Schedule 1 hereto; thereafter, such other office of such Bank, if any,
        -------- -
that shall be making or maintaining LIBOR Rate Loans.

     LIBOR Rate:  For any Interest Period with respect to a LIBOR Rate Loan, the
     ----------
rate of interest equal to (a) the rate determined by the Agent at which U.S. dollar deposits for such Interest Period are offered based on information presented on Telerate Page 3750 (or any successor publication or source selected by the Bank in its reasonable discretion) at 11:00 a.m. (London time) on the second LIBOR Business Day, prior to the first day of such Interest Period, divided by (b) a number equal to 1.00 minus the Eurocurrency Reserve Rate, if
                                      -----
applicable.

     LIBOR Rate Loans:  Revolving Credit Loans and all or any portion of the
     ----------------
Term Loan bearing interest calculated by reference to the LIBOR Rate.

     Liens:  Any encumbrance, mortgage, pledge, hypothecation, charge,
     -----
restriction or other security interest of any kind securing any obligation of any entity or person.

     Loan Documents:  This Agreement, the Notes, the Letter of Credit
     --------------
Applications, the Letters of Credit and the Security Documents, in each case as from time to time amended or supplemented.

     Loan Request:  See (S)2.1.
     ------------

     Loans:  The Revolving Credit Loans and the Term Loan.
     -----

     Majority Banks:  As of any date, (a) if there are only two (2) Banks,
     --------------
Majority Banks shall mean all the Banks, and (b) if there are three (3) or more Banks the Banks whose aggregate Commitments constitute at least sixty six and two thirds percent (66 2/3%) of the Total Commitment.

     Materially Adverse Effect:  Any materially adverse effect on the financial
     -------------------------
condition or business operations of the Borrowers and their Subsidiaries taken together or material impairment of the ability of the Borrowers or any of their Subsidiaries to perform its obligations hereunder or under any of the other Loan Documents.

     Maximum Drawing Amount:  The maximum aggregate amount from time to time
     ----------------------
that the beneficiary may draw under the outstanding Letters of Credit, as such aggregate amount may be reduced from time to time pursuant to the terms of the Letters of Credit.

     Merger Agreement:  The Agreement and Plan of Merger dated as of June 15,
     ----------------
1998 among the Parent, CMG-InSolutions Merger Corporation, InSolutions

Incorporated and the shareholders of InSolutions Corporation identified therein, together with all schedules, exhibits and annexes thereto.

     Notes:  The Term Notes and the Revolving Credit Notes.
     -----

     Obligations:  All indebtedness, obligations and liabilities of the
     -----------
Borrowers and their Subsidiaries to any of the Banks and the Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any other Loan Document or in respect of any of the Loans made or Reimbursement Obligations incurred or any of the Notes, Letter of Credit Applications, Letters of Credit, or arising or incurred in connection with any interest rate protection arrangements contemplated by (S)9.1(g) or any documents, agreements or instruments executed in connection therewith, or other instruments at any time evidencing any thereof.

     Parent:  CMG Informations Services Inc, a Delaware corporation, and the
     ------
parent corporation of each of the Borrowers.

     Perfection Certificates:  Each of the Perfection Certificates of the
     -----------------------
Borrowers and the Guarantors as defined in the Security Agreements.

     Person:  Any individual, corporation, partnership, trust, unincorporated
     ------
association, business or other legal entity, and any government or any governmental agency or political subdivision thereof.

     Rate Adjustment Period:  See the definition of Applicable Margin.
     ----------------------

     Record:  See (S)3.2 hereof.
     ------

     Reference Period:  The period of (a) four (4) consecutive fiscal quarters
     ----------------
of SalesLink ending on the relevant date or (b) until four (4) full fiscal quarters of SalesLink have elapsed after April 30, 1998, such shorter period of one (1), two (2) or three (3) full fiscal quarters elapsed since April 30, 1998, with the relevant amount applicable to such shorter period annualized for the period of four (4) consecutive fiscal quarters for which the applicable covenant or test calculation is being performed by multiplying such relevant amount by a fraction whose numerator is four (4) and whose denominator is such actual number of elapsed full fiscal quarters.

     Reimbursement Obligation:  The Borrowers' joint and several obligation to
     ------------------------
reimburse the Agent and the Banks on account of any drawing under any Letter of Credit as provided in (S)4.2.

     Requirement of Law:  In respect of any person or entity, any law, treaty,
     ------------------
rule, regulation or determination of an arbitrator, court, or other governmental authority, in each case applicable to or binding upon such person or entity or affecting any of its property.

     Restricted Payment:  In relation to any Borrower and its Subsidiaries, any
     ------------------
(a) Distribution; and (b) payment by such Borrower or any of its Subsidiaries to the Parent or any Affiliate of the Parent or such Borrower or its Subsidiaries other than payments to any such Affiliates for goods and services in the ordinary course of business on terms equivalent to those obtainable in arms length transactions.

     Revolving Credit Loan Commitment:  With respect to each Bank, the amount
     --------------------------------
set forth on Schedule 1 hereto as the amount of such Bank's commitment to make
             -------- -
Revolving Credit Loans to, and to participate in the issuance, extention and renewal of Letters of Credit for the account of the Borrowers, as the same may be reduced from time to time or terminated hereunder.

     Revolving Credit Loan Maturity Date:  November 11, 2002.
     -----------------------------------

     Revolving Credit Loans:  Revolving credit loans made or to be made by the
     ----------------------
Banks to the Borrowers pursuant to (S)2 hereof.

     Revolving Credit Note:  See (S)2.2(d) hereof.
     ---------------------

     Security Agreements:  Collectively, (a) the Amended and Restated Security
     -------------------
Agreement, dated or to be dated on or prior to the Closing Date, among the Borrowers and the Agent and in form and substance satisfactory to the Agent; and
(b) the Amended and Restated Security Agreement, dated or to be dated on or prior to the Closing Date, between Pacific Direct and the Agent, and in form and substance satisfactory to the Agent, and as each Security Agreement may be amended, restated, modified and/or supplemented from time to time.

     Security Documents:  Collectively, the Security Agreements, each Guaranty,
     ------------------
the Trademark Agreements and the Stock Pledge Agreement.

     Seller:  Each of the Shareholders (as such term is defined in the Merger
     ------
Agreement) set forth on the signature page to the Merger Agreement.

     Seller Note:  The unsecured promissory note from the Parent to Robert Lee
     -----------
in the original principal amount of $4,249,845 issued pursuant to the Acquisition, which promissory note shall be in form and substance satisfactory to the Banks and the Agent.

     Stock Pledge Agreement.  The Amended and Restated Stock Pledge Agreement
     ----------------------
dated or to be dated on or prior to the Closing Date between SalesLink and the Agent and in form and substance satisfactory to the Banks and the Agent.

     Subsidiary:  In respect of any Person, any business entity of which such
     -----------
Person at any time owns or controls directly or indirectly more than fifty percent (50%) of the outstanding shares of stock having voting power, regardless of whether such right to vote depends upon the occurrence of a contingency.

     Term Loan:  The term loan made or to be made by the Banks to the Borrowers
     ---------
on the Closing Date in the aggregate principal amount of $15,500,000 pursuant to
(S)3 hereof.

     Term Loan Commitment:  With respect to each Bank, the amount set forth on
     --------------------
Schedule 1 hereto as the amount of such Bank's commitment to make the Term Loan
----------
to the Borrowers on the Closing Date.

     Term Loan Maturity Date:  November 11, 2002.
     -----------------------

     Term Note:  See (S)3.2 hereof.
     ---------

     Total Commitment:  The sum of the Commitments of the Banks, as in effect
     ----------------
from time to time.

     Total Revolving Credit Commitment:  The sum of the Revolving Credit
     ---------------------------------
Commitments of the Banks, as in effect from time to time. As of the Closing Date the Total Revolving Credit Commitment is $8,000,000.

     Total Funded Indebtedness:  All Indebtedness of the Borrowers and their
     -------------------------
Subsidiaries for borrowed money, purchase money Indebtedness and with respect to Capitalized Leases, determined on a combined basis in accordance with GAAP.

     Trademark Agreement.  Collectively, (a) the Amended and Restated Trademark
     -------------------
Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, between SalesLink and the Agent and in form and substance satisfactory to the agent, and as such Trademark Agreement may be amended, restated, modified and/or supplemented from time to time and (b) the Trademark Collateral Security and Pledge Agreement, dated or to be dated on or prior to the Closing Date, between InSolutions and the Agent and in form and substance satisfactory to the agent, and as such Trademark Agreement may be amended, restated, modified and/or supplemented from time to time.

     Uniform Customs:  With respect to any Letter of Credit, the Uniform Customs
     ---------------
and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor version thereto adopted by the Agent in the ordinary course of its business as a letter of credit issuer and in effect at the time of issuance of such Letter of Credit.

     Unpaid Reimbursement Obligation:  Any Reimbursement Obligation for which
     -------------------------------
any Borrower or the Parent, as the case may be, does not reimburse the Agent and the Banks on the date specified in, and in accordance with, (S)3.2(a).

     1.2. RULES OF INTERPRETATION. For purposes of this Agreement, the parties hereto hereby acknowledge and agree that when a reference is made to any fiscal year, fiscal quarter, fiscal month or any other such period, until such time as InSolutions changes its fiscal year to be identical to that of SalesLink, such term shall mean the fiscal year, fiscal quarter and fiscal month of

SalesLink, and shall include the relevant information of InSolutions for those identical months, quarter or twelve month period, regardless of the actual fiscal year of InSolutions. For example, a reference to the Combined Current Assets of the Borrowers for the fiscal quarter ended July 31, 1998 shall mean the current assets of SalesLink and it Subsidiaries for its period of April 1, 1998 through July 31, 1998, and the current assets of InSolutions and its Subsidiaries for the three month period of April 1, 1998 through July 31, 1998.

                        2.  REVOLVING CREDIT FACILITY.
                            -------------------------

     2.1.  COMMITMENT TO LEND. Upon the terms and subject to the conditions of
           ------------------
this Agreement, each of the Banks severally agrees to lend to the Borrowers such sums that the Borrowers may request, from the Closing Date until but not including the Revolving Credit Loan Maturity Date, up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank's Revolving Credit Loan Commitment minus such Bank's
                                                           -----
Commitment Percentage of the sum of the Maximum Drawing Amount and all Unpaid Reimbursement Obligations pertaining to Letters of Credit, provided that the sum
                                                           --------
of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) plus the Maximum Drawing Amount and all Unpaid
                       ----
Reimbursement Obligations pertaining to all Letters of Credit shall not at any time exceed the lesser of (a) Total Revolving Credit Commitment and (b) the Borrowing Base. Revolving Credit Loans shall be in the minimum aggregate amount of $100,000 or an integral multiple thereof.

     2.2.  REQUESTS FOR LOANS.
           ------------------

          (a) SalesLink shall give to the Agent written notice in form and substance satisfactory to the Agent (or telephonic notice confirmed in writing in form and substance satisfactory to the Agent) of each Revolving Credit Loan being requested hereunder (a "Loan Request") (i) no later than 10:00 a.m. (Boston time) on the proposed Drawdown Date of any Base Rate Loan and (ii) no less than three (3) LIBOR Business Days prior to the proposed Drawdown Date of any LIBOR Rate Loan. Each such notice shall specify (A) the principal amount of the Revolving Credit Loan being requested, (B) the proposed Drawdown Date of such Revolving Credit Loan,
     (C) in the event the Revolving Credit Loan being requested is a LIBOR Rate Loan, the Interest Period for such Revolving Credit Loan and (D) whether such Revolving Credit Loan shall be a Base Rate Loan or a LIBOR Rate Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Each Loan Request shall be irrevocable and binding upon the Borrowers and shall obligate the Borrowers to accept the Revolving Credit Loan requested from the Banks on the proposed Drawdown Date. Each Loan Request shall be in a minimum aggregate amount of $100,000 or an integral multiple thereof.

          (b) Notwithstanding the notice requirements set forth in (S)2.2(a) and the minimum Revolving Credit Loan amount provisions contained in (S)2.1 and 2.2(a), Revolving Credit Loans may be made from time to time in the following manner: the Banks may make Revolving Credit Loans to the Borrowers by entry of credits by the Agent to the Borrowers' controlled disbursement account (the "Disbursement Account") with the Agent to cover checks and other charges which the Borrowers have drawn or made against such Disbursement Account. The Borrowers hereby request and authorize the Banks to make from time to time such Revolving Credit Loans by means of appropriate entries of such credits sufficient to cover checks and other charges then presented. The Borrowers and the Banks may also agree to effect such other controlled disbursement arrangements as may be mutually satisfactory. The Borrowers acknowledge and agree that the making of such Revolving Credit Loans in accordance with this (S)2.2(b) shall, in each case, be subject in all respects to the provisions of this Agreement as if they were Revolving Credit Loans covered by a Loan Request, including without limitation, the limitations set forth in (S)2.1 and the requirement that the applicable provisions of (S)8 be satisfied. All actions taken by the Agent and the Banks pursuant to the provisions of this (S)2.2(b) shall be conclusive and binding upon the Borrowers.

          (c) Notwithstanding the notice requirement set forth in (S)2.2(a) and the minimum Revolving Credit Loan provisions contained in (S)2.1 and
     (S)2.2(a), each of the Banks agrees to make Revolving Credit Loans to the Borrowers sufficient to pay to the Banks any Unpaid Reimbursement Obligations on the date on which such Reimbursement Obligations become Unpaid Reimbursement Obligations. The Borrowers hereby request and authorize the Banks to make from time to time such Revolving Credit Loans by means of paying Unpaid Reimbursement Obligations. The Borrowers acknowledge and agree that the making of such Revolving Credit Loans shall, in each case, be subject in all respects to the provisions of this Agreement, including, without limitation, the limitations set forth in
     (S)2.1(a) and the requirements of the applicable conditions in (S)8. All actions taken by the Agent and the Banks pursuant to the provisions of this
     (S)2.2(c) shall be conclusive and binding on the Borrowers.

          (d) The joint and several obligations of the Borrowers to repay to the Banks the principal of the Revolving Credit Loans and interest accrued thereon shall be evidenced by separate joint and several promissory notes (each a "Revolving Credit Note") dated as of the Closing Date and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Revolving Credit Loan Commitment or, if less, the outstanding amount of all Revolving Credit Loans made by such Bank, plus interest accrued thereon, as set forth in (S)2.4 below.

     2.3.  CONVERSION OPTIONS.
           ------------------

            2.3.1.  CONVERSION TO DIFFERENT LOAN TYPE. The Borrowers may elect
                    ---------- -- --------- ---- ----
     from time to time to convert any outstanding Revolving Credit Loan from a Base Rate Loan to a LIBOR Rate Loan or from a LIBOR Rate Loan to a Base Rate Loan, provided that (a) with respect to any such conversion of a LIBOR
                --------
     Rate Loan to a Base Rate Loan, the Borrowers shall give the Agent at least three (3) Business Day's prior written notice of such election; (b) with respect to any such conversion of a Base Rate Loan to a LIBOR Rate Loan, the Borrowers shall give the Agent at least three (3) LIBOR Business Days prior written notice of such election; (c) with respect to any such conversion of a LIBOR Rate Loan into a Base Rate Loan, such conversion shall only be made on the last day of the Interest Period with respect thereto; and (d) no Revolving Credit Loan may be converted into a LIBOR Rate Loan when any Default or Event of Default has occurred and is continuing. On the date on which such conversion is being made each Bank shall take such action as is necessary to transfer its Commitment Percentage of such Revolving Credit Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. All or any part of Revolving Credit Loans may be converted as provided herein, provided that any partial
                                                       --------
     conversion shall be in an aggregate principal amount of $100,000 or a whole multiple thereof. Each Conversion Request relating to the conversion of a Base Rate Loan to a LIBOR Rate Loan shall be irrevocable by the Borrowers.

            2.3.2.  CONTINUATION OF LOAN TYPE. Any Base Rate Loan or LIBOR Rate
                    ------------ -- ---- ----
     Loan may be continued as such upon the expiration of an Interest Period with respect thereto by compliance by the Borrowers with the notice provisions contained in (S)2.3.1; provided that no LIBOR Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto ending during the continuance of any Default or Event of Default of which officers of the Agent active upon the Borrowers' account have actual knowledge. In the event that the Borrowers fail to provide any such notice with respect to the continuation of any LIBOR Rate Loan as such, then such LIBOR Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the first Interest Period relating thereto.

            2.3.3.  LIBOR RATE LOANS. Any conversion to or from LIBOR Rate Loans
                    ----- ---- -----
     shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of all LIBOR Rate Loans having the same Interest Period shall not be less than $100,000 or a whole multiple thereof, and there shall not be more than three (3) outstanding Revolving Credit Loans which are LIBOR Rate Loans at any time.

     2.4.  INTEREST. So long as no Event of Default is continuing, and except as
           --------
otherwise provided herein, (a) each Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending of the last day of the Interest Period with respect thereto at the rate per annum equal to the Base Rate plus the Applicable Margin; (b) each LIBOR Rate Loan shall bear interest
     ----
for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin; and (c) the
                                        ----
Borrowers jointly and severally promise to pay interest on each Revolving Credit Loan in arrears on each Interest Payment Date with respect thereto. While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the sum of (a) the Base Rate, and (b) four percent (4%) above the Margin until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Majority Banks (after as well as before judgment).

     2.5.  REPAYMENTS AND PREPAYMENTS. The Borrowers hereby jointly and
           --------------------------
severally agree to pay to the Agent for the benefit of the Banks on the Revolving Credit Loan Maturity Date the entire unpaid principal of and interest on all Revolving Credit Loans. If at any time the outstanding amount of the Revolving Credit Loans plus the Maximum Drawing Amount and all Unpaid
                       ----
Reimbursement Obligations exceeds the lesser of (a) the Total Revolving Credit Commitment and (b) the Borrowing Base, then the Borrowers shall immediately pay the amount of such excess to the Agent for the respective accounts of the Banks for application, first to any Unpaid Reimbursement Obligation; second, to the Revolving Credit Loans; and third, to provide to the Agent cash collateral for Reimbursement Obligations as contemplated by (S)4. Each payment of any Unpaid Reimbursement Obligation or prepayment of Revolving Credit Loans shall be allocated among the Banks, in proportion, as nearly as practicable, to each Reimbursement Obligation or (as the case may be) the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to be extent practicable to equalize any prior payments or repayments not exactly in proportion. The Borrowers may elect to prepay the outstanding principal of all or any part of any Revolving Credit Loan, without premium or penalty, in a minimum amount of $100,000 or an integral multiple thereof, upon written notice to the Agent given by 10:00 a.m. Boston time on the date of such prepayment, of the amount to be prepaid. Each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective unpaid principal amount of each Bank's Revolving Credit Note, with adjustments to the extent practicable to equalize any prior repayments not exactly in proportion. The Borrowers shall be entitled to reborrow before the Revolving Credit Loan Maturity Date such amounts, upon the terms and subject to the conditions of this Agreement. Each repayment or prepayment of principal of any Revolving Credit Loan shall be accompanied by payment of the unpaid interest accrued to such date on the principal being repaid or prepaid.. The Borrowers may elect to reduce or terminate the Revolving Credit Loan

Commitment by a minimum principal amount of $100,000 or an integral multiple thereof, upon written notice to the Agent given by 10:00 a.m. Boston time at least two (2) Business Days prior to the date of such reduction or termination. The Borrowers shall not be entitled to reinstate the Revolving Credit Loan Commitment following such reduction or termination.

     2.6.  FUNDS FOR REVOLVING CREDIT LOAN.
           -------------------------------

            2.6.1.  FUNDING PROCEDURES. Not later than 11:00 a.m. (Boston time)
                    ------------------
     on the proposed Drawdown Date of any Revolving Credit Loans, each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Revolving Credit Loans. Upon receipt from each Bank of such amount, and upon receipt of the documents required by (S)8 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrowers the aggregate amount of such Revolving Credit Loans made available to the Agent by the Banks. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Revolving Credit Loans shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Revolving Credit Loans.

            2.6.2   ADVANCES BY AGENT. The Agent may, unless notified to the
                    -----------------
     contrary by any Bank prior to a Drawdown Date, assume that such Bank has made available to the Agent on such Drawdown Date the amount of such Bank's Commitment Percentage of the Revolving Credit Loans to be made on such Drawdown Date, and the Agent may (but it shall not be required to), in reliance upon such assumption, make available to the Borrowers a corresponding amount. If any Bank makes available to the Agent such amount on a date after such Drawdown Date, such Bank shall pay to the Agent on demand an amount equal to the product of (a) the average computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount of such Bank's Commitment
                                  -----
     Percentage of such Revolving Credit Loans, times (c) a fraction, the
                                                -----
     numerator of which is the number of days that elapse from and including such Drawdown Date to the date on which the amount of such Bank's Commitment Percentage of such Revolving Credit Loans shall become immediately available to the Agent, and the denominator of which is 365. A statement of the Agent submitted to such Bank with respect to any amounts owing under this paragraph shall be prima facie evidence of the amount due
                                         ----- -----
     and owing to the Agent by such Bank. If the amount of such Bank's Commitment Percentage of such Revolving Credit Loans is not made available to the Agent by such Bank within three (3) Business Days following such Drawdown Date, the

     Agent shall be entitled to recover such amount from the Borrowers on demand, with interest thereon at the rate per annum applicable to the Revolving Credit Loans made on such Drawdown Date.

                              3.  THE TERM LOAN.
                                  -------------

     3.1.  COMMITMENT TO LEND. Upon the terms and subject to the conditions of
           ------------------
this Agreement, each Bank agrees to lend to the Borrowers on the Closing Date the amount of its Commitment Percentage of the principal amount of $15,500,000.

     3.2.  THE TERM NOTES. The Term Loan shall be evidenced by separate joint
           --------------
and several promissory notes of the Borrowers in form and substance satisfactory to the Agent (each a "Term Note"), dated the Closing Date and completed with appropriate insertions. One Term Note shall be payable to the order of each Bank in a principal amount equal to such Bank's Commitment Percentage of the Term Loan and representing the joint and several obligation of the Borrowers to pay to such Bank such principal amount or, if less, the outstanding amount of such Bank's Commitment Percentage of the Term Loan, plus interest accrued thereon, as set forth below. The Borrowers irrevocably authorize each Bank to make or cause to be made a notation on each grid attached to such Bank's Term Note (the "Record") reflecting the original principal amount of the Term Loan and, at or about the time of such Bank's receipt of any principal payment on such Term Note, an appropriate notation on such Record reflecting such payment. The aggregate unpaid amount set forth on the Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on the Record shall not affect the joint and several obligations of the Borrowers hereunder or under the Term Note to make payments of principal of and interest on the Term Note when due.

     3.3.  SCHEDULE OF INSTALLMENT PAYMENTS OF PRINCIPAL OF TERM LOAN. The
           ----------------------------------------------------------
Borrowers jointly and severally promise to pay to the Agent for the account of the Banks the principal amount of the Term Loan in sixteen (16) consecutive quarterly payments, payable on the last Business Day of each fiscal quarter ending within any period set forth below in the amount set forth opposite such period, commencing on January 31, 1999 with a final payment on the Term Loan Maturity Date in an amount equal to the unpaid balance of the Term Loan.

            QUARTER ENDING:                  AMOUNT OF EACH PAYMENT
            --------------                   ----------------------

     January 31, 1999 - October 31, 1999           $  387,500
     January 31, 2000 - October 31, 2000           $  775,000
     January 31, 2001 - October 31, 2001           $1,162,500
     January 31, 2002 - October 31, 2002           $1,550,000

     Term Loan Maturity Date                  Remaining unpaid balance of Term
                                                          Loan

     3.4.  OPTIONAL PREPAYMENT OF TERM LOAN. The Borrowers shall have the right
           --------------------------------
at any time to prepay the Term Notes on or before the Term Loan Maturity Date, as a whole, or in part, upon not less than five (5) Business Days prior written notice to the Agent, without premium or penalty, provided, that (a) each partial
                                                 --------
prepayment shall be in the principal amount of $100,000 or an integral multiple thereof; (b) no portion of the Term Loan bearing interest at the LIBOR Rate may be prepaid pursuant to this (S)3.4 except on the last day of the Interest Period relating thereto; and (c) each partial prepayment shall be allocated among the Banks, in proportion, as nearly as practicable, to the respective outstanding amount of each Bank's Term Note, with adjustments to the extent practicable to equalize any prior prepayments not exactly in proportion. Any prepayment of principal of the Term Loan shall include all interest accrued to the date of prepayment and shall be applied against the scheduled installments of principal due on the Term Loan in the inverse order of maturity No amount repaid with respect to the Term Loan may be reborrowed.

     3.5.  INTEREST ON TERM LOAN.
           ---------------------

            3.5.1. INTEREST RATES. So long as no Event of Default is continuing,
                   -------- -----
     and except as otherwise provided herein, the Term Loan shall bear interest during each Interest Period relating to all or any portion of the Term Loan at the following rates: (a) to the extent that all or any portion of the Term Loan bears interest during such Interest Period at the Base Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the Base Rate plus the Applicable Margin;
                                                  ----
     (b) to the extent that all or any portion of the Term Loan bears interest during such Interest Period at the LIBOR Rate, the Term Loan or such portion shall bear interest during such Interest Period at the rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable
                                                            ----
     Margin. The Borrowers jointly and severally promise to pay interest on the Term Loan or any portion thereof outstanding during each Interest Period in arrears on each Interest Payment Date applicable to such Interest Period. While an Event of Default is continuing, amounts payable under any of the Loan Documents shall bear interest (compounded monthly and payable on demand in respect of overdue amounts) at a rate per annum which is equal to the sum of (a) the Base Rate, and (b) three percent (3%) above the Margin until such amount is paid in full or (as the case may be) such Event of Default has been cured or waived in writing by the Majority Banks (after as well as before judgment).

            3.5.2. NOTIFICATION BY BORROWERS. The Borrowers shall notify the
                   ------------ -- ---------
     Agent, such notice to be irrevocable, at least three (3) LIBOR Business Days prior to the Drawdown Date of the Term Loan if all or any portion of the Term Loan is to bear interest at the LIBOR Rate. After the

     Term Loan has been made, the provisions of (S)2.3 shall apply mutatis
                                                                   -------
     mutandis with respect to all or any portion of the Term Loan so that the
     --------
     Borrower may have the same interest rate options with respect to all or any portion of the Term Loan as it would be entitled to with respect to the Revolving Credit Loans.

            3.5.3. AMOUNTS, ETC. Any portion of the Term Loan bearing interest
                   -------  ---
     at the LIBOR Rate relating to any Interest Period shall be in the amount of $100,000 or an integral multiple thereof. No Interest Period relating to the Term Loan or any portion thereof bearing interest at the LIBOR Rate shall extend beyond the date on which a regularly scheduled installment payment of the principal of the Term Loan is to be made unless a portion of the Term Loan at least equal to such installment payment has an Interest Period ending on such date or is then bearing interest at the Base Rate.

                    4.  LETTER OF CREDIT FACILITY.
                        -------------------------

     4.1.  LETTER OF CREDIT COMMITMENT.
           ---------------------------

            (a) Subject to the terms and conditions hereof and the execution and delivery by the Borrowers of a letter of credit application on the Agent's customary form (a "Letter of Credit Application"), the Agent on behalf of the Banks, in reliance upon the agreement of the Banks set forth in (S)4.1(d) and upon the representations and warranties of the Borrowers contained herein, agrees, in its individual capacity, to issue, extend and renew, for the account of the Borrowers, or, at the Borrowers' request, for the account of the Parent, one or more standby letters of credit (individually, a "Letter of Credit"), in such form as may be requested from time to time by the Borrowers or, as the case may be, the Parent and agreed to by the Agent; provided, however, that, after giving effect to such
                      --------  -------
     request, (i) the sum of the aggregate Maximum Drawing Amount and all Unpaid Reimbursement Obligations for all Letters of Credit shall not exceed $2,000,000 at any one time; and (ii) the sum of (1) the Maximum Drawing Amount on all Letters of Credit; plus (2) all Unpaid Reimbursement
                                      ----
     Obligations, plus (3) the amount of all Revolving Credit Loans outstanding
                  ----
     shall not exceed the lesser of (a) the Total Commitment and (b) the Borrowing Base;

          (b) Each Letter of Credit Application shall be completed to the satisfaction of the Agent. In the event that any provision of any Letter of Credit Application shall be inconsistent with any provision of this Agreement, then the provisions of this Agreement shall, to the extent of any such inconsistency, govern;

          (c) Each Letter of Credit issued, extended or renewed hereunder shall, among other things, (i) provide for the payment of sight drafts for honor thereunder when presented in accordance with the terms thereof and when accompanied by the documents described therein and (ii) shall have an expiry date no later than the date which is fourteen (14) days (or, if the Letter of Credit is confirmed by a confirmer or otherwise provides for one or more nominated persons, forty-five (45) days) prior to the Revolving Credit Loan Maturity Date. The Letter of Credit so issued, extended or renewed shall be subject to the Uniform Customs;

          (d) Each Bank severally agrees that it shall be absolutely liable, without regard to the occurrence of any Default or Event of Default or any other condition precedent whatsoever, to the extent of such Bank's Commitment Percentage, to reimburse the Agent on demand for the amount of each draft paid by the Agent under each Letter of Credit to the extent that such amount is not reimbursed by the Borrowers pursuant to (S)4.2 (such agreement for a Bank being called herein the "Letter of Credit Participation" of such Bank); and

          (e) Each such payment made by a Bank shall be treated as the purchase by such Bank of a participating interest in the Borrowers' Reimbursement Obligation under (S)4.2 in an amount equal to such payment. Each Bank shall share in accordance with its participating interest in any interest which accrues pursuant to (S)4.2.

     4.2.  REIMBURSEMENT OBLIGATION OF THE BORROWER. In order to induce the
           ----------------------------------------
     Agent to issue, extend and renew any Letter of Credit and the Banks to participate therein, each of the Borrowers hereby jointly and severally agrees to reimburse or pay to the Agent, for the account of the Agent or, as the case may be, the Banks, with respect to any Letter of Credit issued, extended or renewed by the Agent hereunder,

          (a) except as otherwise expressly provided in (S)4.2(b) and (c), on each date that any draft presented under such Letter of Credit is honored by the Agent, or the Agent otherwise makes a payment with respect thereto,
     (i) the amount paid by the Agent under or with respect to the Letter of Credit, and (ii) the amount of any taxes, fees, charges or other costs and expenses whatsoever incurred by the Agent or any Bank in connection with any payment made by the Agent or any Bank under, or with respect to, such Letter of Credit;

          (b) upon the reduction (but not termination) of the Total Commitment to an amount less than the Maximum Drawing Amount, an amount equal to such difference, which amount shall be held by the Agent for the benefit of the Banks and the Agent as cash collateral for all Reimbursement Obligations; and

          (c) upon the termination of the Total Commitment, or the acceleration of the Reimbursement Obligations with respect to all Letters of Credit in accordance with (S)10 an amount equal to the Maximum Drawing Amount on all Letters of Credit, which amount shall be held by the Agent for the benefit of the Agent and the Banks as cash collateral for all Reimbursement Obligations.

     Unless funded by a Revolving Credit Loan pursuant to (S)2.2(c)(i), each such payment shall be made to the Agent at the Agent's Head Office in immediately available funds. Interest on any and all amounts remaining unpaid by the Borrowers under this (S)4.2 and not required to be funded by a Revolving Credit Loan pursuant to (S)2.2(c)(i) at any time from the date such amounts become due and payable (whether as stated in this (S)4.2, by acceleration or otherwise) until payment in full (whether before or after judgment) shall be payable to the Bank on demand at the rate specified in (S)2.2 following an Event of Default.

     4.3.  LETTER OF CREDIT PAYMENTS. If any draft shall be presented or other
           -------------------------
demand for payment shall be made under any Letter of Credit, the Agent shall notify the Borrowers of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment. If the Borrowers fail to reimburse the Agent as provided in
(S)4.2 on or before the date that such draft is paid or other payment is made by the Agent, the Agent may at any time thereafter notify the Banks of the amount of any such Unpaid Reimbursement Obligation. No later than 3:00 p.m. (Boston time) on the Business Day next following the receipt of such notice, each Bank shall make available to the Agent, at the Agent's Head Office, in immediately available funds, such Bank's Commitment Percentage of such Unpaid Reimbursement Obligation, together with an amount equal to the product of (a) the average, computed for the period referred to in clause (c) below, of the weighted average interest rate paid by the Agent for federal funds acquired by the Agent during each day included in such period, times (b) the amount equal to such Bank's
                                  -----
Commitment Percentage of such Unpaid Reimbursement Obligation, times (c) a
                                                               -----
fraction, the numerator of which is the number of days that elapse from and including the date the Agent paid the draft presented for honor or otherwise made payment to the date on which such Bank's Commitment Percentage of such Unpaid Reimbursement obligation shall become immediately available to the Agent, and the denominator of which is 360. The responsibility of the Bank to the Borrowers, the Parent and the Banks, as the case may be, shall be only to determine that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

     4.4.  OBLIGATIONS ABSOLUTE. Each of the Borrowers' joint and several
           --------------------
obligations under this (S)4 shall be absolute and unconditional under any and all circumstances and irrespective of the occurrence of any Default or Event of Default or any condition precedent whatsoever or any setoff, counterclaim or defense to payment which the Borrowers may have or have had against the Agent, any Bank or the beneficiary of any Letter of Credit. Each of the Borrowers further agrees with the Agent and the Banks that the Agent and the Banks shall not be responsible for, and the Reimbursement Obligations shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrowers, the beneficiary of any Letter of Credit or any financing institution or other party to which such Letter of Credit may be transferred or any claims or defenses whatsoever of either the Parent or the Borrowers against the beneficiary of any Letter of Credit or any such transferee. The Agent and the Banks shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit. Each of the Parent and the Borrowers agrees that any action taken or omitted by the Agent or any Bank under or in connection with any Letter of Credit and the related drafts and documents, if done in good faith, shall be binding upon the Borrowers and the Parent and shall not result in any liability on the part of the Agent or any Bank to the Borrowers or the Parent.

     4.5.  RELIANCE BY ISSUER. To the extent not inconsistent with (S)4.4, the
           ------------------
Agent shall be entitled to rely, and shall be fully protected in relying upon, any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document believed by it to be genuine and correct and to have been signed, sent or made by the proper person or entity and upon advice and statements of legal counsel, independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement unless it shall first have received such advice or concurrence of the Majority Banks as it reasonably deems appropriate or it shall first be indemnified to its reasonable satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all case be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Banks, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Banks and all future holders of a Letter of Credit Participation.

     4.6.  LETTER OF CREDIT FEES. The Borrowers shall, on the date of issuance
           ---------------------
or of any extension or renewal of any Letter of Credit and at such other time or times as such charges are customarily made by the Agent, pay a fee (in each case a "Letter of Credit Fee") to the Agent in a per annum amount equal to the Applicable Margin otherwise applicable to LIBOR Rate Loans times the face amount of such Letter of Credit (of which 1/8% of such 1% shall be retained for the account of the Agent as issuer of such Letter of Credit (the "Issuing Bank Fee")), plus the Agent's customary issuance, amendment and other administrative
        ----
processing fees, such Letter of Credit Fee (other than the Issuing Bank Fee and not such issuance, amendment or administrative fee) to be for the accounts of the Banks in accordance with their respective Commitment Percentages.

                       5.  CHANGES IN CIRCUMSTANCES, ETC.
                           -----------------------------

     5.1.  INABILITY TO DETERMINE LIBOR RATE. In the event, prior to the
           --------- -- --------- ----- ----
commencement of any Interest Period relating to any LIBOR Rate Loan, the Agent shall determine or be notified by the Majority Banks that adequate and reasonable methods do not exist for ascertaining the LIBOR Rate that would otherwise determine the rate of interest to be applicable to any LIBOR Rate Loan during any Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrowers and the Banks) to the Borrowers and the Banks. In such event (a) any Loan Request or Conversion Request with respect to LIBOR Rate Loans shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan, (b) each LIBOR Rate Loan will automatically, on the last day of the then current Interest Period relating thereto, become a Base Rate Loan, and (c) the obligations of the Banks to make LIBOR Rate Loans shall be suspended until the Agent or the Majority Banks determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent or, as the case may be, the Agent upon the instruction of the Majority Banks shall so notify the Borrowers and the Banks.

     5.2.  ILLEGALITY. Notwithstanding any other provisions herein, if any
           ----------
present or future law, regulation, treaty or directive or in the interpretation or application thereof shall make it unlawful for any Bank to make or maintain LIBOR Rate Loans, such Bank shall forthwith give notice of such circumstances to the Borrowers and the other Banks and thereupon (a) the commitment of such Bank to make LIBOR Rate Loans or convert Base Rate Loans to LIBOR Rate Loans shall forthwith be suspended and (b) such Bank's Loans then outstanding as LIBOR Rate Loans, if any, shall be converted automatically to Base Rate Loans on the last day of each Interest Period applicable to such LIBOR Rate Loans or within such earlier period as may be required by law. Each of the Borrowers hereby jointly and severally agrees promptly to pay the Agent for the account of such Bank, upon demand by such Bank, any additional amounts necessary to compensate such Bank for any costs incurred by such Bank in making any conversion in accordance with this (S)5.2, including the discounted present value of any interest or fees payable by such Bank to lenders of funds obtained by it in order to make or maintain its LIBOR Loans hereunder.

     5.3.  CHANGES IN CIRCUMSTANCES. If, on or after the date hereof any Bank or
           ------- -- -------------
the Agent determines that (a) the adoption of, or any change in, any applicable law, rule, regulation or guideline or the interpretation or administration thereof (whether or not having the force of law), or (b) compliance by such Bank or the Agent or its parent holding company with any guideline, request or directive (whether or not having the force of law), (i) has the effect of reducing the return on the Bank's, the Agent's or such holding company's capital as a consequence of the Commitment, the Loans or the Letters of Credit to a level below that which such Bank, the Agent or such holding company could have achieved but for such adoption, change or compliance by any amount deemed by such Bank or the Agent to be material, or (ii) shall subject such Bank to any tax, duty or other charge with respect to any LIBOR

Rate Loan or any Note, or shall change the basis of taxation of payments to such Bank of the principal of or interest on, LIBOR Rate Loans or in respect of any other amount due under this Agreement in respect of LIBOR Rate Loans (other than with respect to taxes based upon such Bank's net income); or (iii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to the LIBOR Rate Loan any such requirement included in the applicable Eurocurrency Reserve Rate) against assets of, deposits with or for the account of, or credit extended by, any Bank or the Agent, or shall impose on any Bank, the Agent or the London interbank market any other condition affecting LIBOR Rate Loans or the Notes, and the result of any of the foregoing is to increase the cost to any Bank of making or maintaining any LIBOR Rate Loan, or to reduce the amount of any sum received or receivable by such Bank under this Agreement or under any Note with respect to any Loan or the Letter of Credit, by an amount reasonably deemed by such Bank or the Agent to be material, then such Bank or the Agent may notify the Borrowers thereof. Each of the Borrowers jointly and severally agrees to pay to the Agent for the account of such Bank or the Agent, as the case may be, (A) the amount of the Borrowers' allocable share of the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement in the amount and setting forth such Bank's calculation thereof, which statement shall be deemed true and correct absent manifest error and (B) such additional amount or amounts as will compensate such Bank for such other increased costs or reduction. Each Bank agrees to allocate shares of such reduction among the Borrowers and such Bank's other customers similarly situated on a fair and non-discriminatory basis.

     5.4.  CERTIFICATE. A certificate setting forth any additional amounts
           -----------
payable pursuant to (S)5.3 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrowers, shall be conclusive, absent manifest error, that such amounts are due and owing.

     5.5.  INDEMNITY.   The Borrowers jointly and severally agree to indemnify
           ---------
each Bank and to hold each Bank harmless from and against any loss, cost or expense that such Bank may sustain or incur as a consequence of (a) default by the Borrowers in payment of the principal amount of or any interest on any LIBOR Rate Loans as and when due and payable, including any such loss or expense arising from interest or fees payable by such Bank to lenders of funds obtained by it in order to maintain its LIBOR Rate Loans, (b) default by the Borrowers in making a borrowing or conversion after the Borrowers have given (or are deemed to have given) a Loan Request or a Conversion Request relating thereto in accordance with (S)2.2, (S)2.3 or (S)3.5 or (c) the making of any payment of a LIBOR Rate Loan or the making of any conversion of any such Loan to a Base Rate Loan on a day that is not the last day of the applicable Interest Period with respect thereto, including interest or fees payable by any Bank to lenders of funds obtained by it in order to maintain any such LIBOR Rate Loans.

                             6.  FEES AND PAYMENTS.
                                 -----------------

     Contemporaneously with execution and delivery of this Agreement, the Borrowers shall jointly and severally pay to the Agent a closing fee in the amount of $50,000. The Borrowers shall jointly and severally pay to the Agent for the Agent's own account an agent's fee at the times and in the amounts determined by the Agent and the Borrowers. The Borrowers shall jointly and severally pay to the Agent for the pro rata accounts of the Banks, on the first
                                   --------
day of each calendar quarter hereafter, and upon the Revolving Credit Loan Maturity Date or the date upon which the Revolving Credit Loan Commitment is no longer in effect, a commitment fee calculated at a rate per annum which is equal to one half of one percent (1/2%) of the average daily difference by which the Total Revolving Credit Commitment amount exceeds the aggregate sum of the outstanding Revolving Credit Loans during the preceding calendar quarter or portion thereof. All payments to be made by the Borrowers hereunder or under any of the other Loan Documents shall be made in U.S. dollars in immediately available funds at the Agent's Head Office, without set-off or counterclaim and without any withholding or deduction whatsoever. Each Bank and the Agent shall be entitled to charge any account of the Borrowers with such Bank for any sum due and payable by the Borrowers to such Bank hereunder or under any of the other Loan Documents. If any payment hereunder is required to be made on a day which is not a Business Day, it shall be paid on the immediately succeeding Business Day, with interest and any applicable fees adjusted accordingly. All computations of interest or of the commitment fee or any Letter of Credit Fees payable hereunder shall be made by the Bank on the basis of actual days elapsed and on a 360-day year.

                      7.  REPRESENTATIONS AND WARRANTIES.
                          ------------------------------

     Each of the Borrowers and the Guarantors represents and warrants to the Banks and the Agent on the date hereof, on the date of any Loan Request, on the date of the request for a Letter of Credit, on each Drawdown Date and on the date on which the Letter of Credit is issued, extended or renewed that:

          (a) each of the Borrowers and each of their Subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation and is duly qualified and in good standing in every other jurisdiction where it is doing business, and the execution, delivery and performance by the Borrowers and the Guarantors of the Loan Documents to which it is a party (i) are within its corporate authority,
     (ii) have been duly authorized, (iii) do not conflict with or contravene its Charter Documents;

          (b) upon execution and delivery thereof, each Loan Document shall constitute the legal, valid and binding obligation of the Borrowers and their Subsidiaries party thereto, enforceable in accordance with its terms;

          (c) each of the Borrowers and their Subsidiaries has good and marketable title to all its material properties, subject only to Liens permitted hereunder, and possesses all assets, including intellectual properties, franchises and Consents, adequate for the conduct of its business as now conducted, without known conflict with any rights of others. Each of the Borrowers and their Subsidiaries maintains insurance with financially responsible insurers, copies of the policies for which have been previously delivered to the Agent, covering such risks and in such amounts and with such deductibles as are customary in the each of the Borrowers' and their Subsidiaries' business and are adequate;

          (d) SalesLink has provided to the Agent its audited Financials as at July 31, 1997, and for the fiscal period then ended, and such Financials are complete and correct and fairly present the position of SalesLink and its Subsidiaries on a consolidated basis as at such date and for such period in accordance with GAAP consistently applied. InSolutions has provided to the Agent the audited Financials of InSolutions Incorporated, and such Financials are complete and correct and fairly present the position of InSolutions and its Subsidiaries on a consolidated basis as at such date and for such period in accordance with GAAP consistently applied. Each of the Borrowers has also provided to the Agent its projections of the consolidated and combined operations of the Borrowers and their Subsidiaries for the period from 1998 through 2003, and such forecast has been prepared in good faith based upon reasonable assumptions;

          (e) since July 31, 1997, there has been no materially adverse change of any kind in SalesLink or any of its other Subsidiaries which would have a Materially Adverse Effect, and since March 31, 1998 there has been no materially adverse change of any kind in the business or assets to be acquired in the Acquisition which would have, either individually or in the aggregate, a Materially Adverse Effect;

          (f) there are no legal or other proceedings or investigations pending or threatened against the Borrowers or any of their Subsidiaries before any court, tribunal or regulatory authority which would, if adversely determined, alone or together, have a Materially Adverse Effect;

          (g) the execution, delivery, performance of its obligations, and exercise of its rights under the Loan Documents by each of the Guarantors and the Borrowers, including borrowing under this Agreement and the obtaining of Letters of Credit (i) do not require any Consents; and (ii) are not and will not be in conflict with or prohibited or prevented by (A) any Requirement of Law, or (B) any Charter Document, corporate minute or resolution, instrument, agreement or provision thereof, in each case binding on it or affecting its property;

          (h)  neither of the Guarantors nor either Borrower is in violation of
     (i) any Charter Document, corporate minute or resolution, (ii) any instrument or agreement, in each case binding on it or affecting its property, or (iii) any Requirement of Law, in a manner which could have a Materially Adverse Effect, including, without limitation, all applicable federal and state tax laws, ERISA and Environmental Laws;

          (i) each Borrower is a wholly-owned Subsidiary of the Parent, SalesLink has no Subsidiaries other than Pacific Direct, InSolutions has no Subsidiaries and neither of the Guarantors nor the Borrowers are a party to any partnership or joint venture;

          (j) the Acquisition Documents have not been amended in any material respect. Each of the representations and warranties made by the Borrowers in any of the Loan Documents or by the Parent and InSolutions Incorporated in any of the Acquisition Documents was true and correct in all material respects when made and continues to be true and correct in all material respects on the Closing Date, except to the extent that any of such representations and warranties relate, by the express terms thereof, solely to a date falling prior to the Closing Date, and except to the extent that any of such representations and warranties may have been affected by the consummation of the transactions contemplated and permitted or required by the Loan Documents or the Acquisition;

          (k) no representation or warranty made by either of the Guarantors or the Borrowers in this Agreement or in any agreement, instrument, document, certificate, statement or letter furnished to the Agent or any Bank by or on behalf of such Guarantor and such Borrower in connection with any of the transactions contemplated by any of the Loan Documents and the Acquisition Documents contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances in which they are made;

          (l) to the best of the Borrowers' knowledge, each of the representations and warranties of the Sellers and InSolutions Incorporated contained in the Meger Agreement are true and correct in all material respects as of the Closing Date and the Acquisition Closing Date;

          (m) the proceeds of (i) the Term Loan shall be used to refinance existing Indebtedness of SalesLink and InSolutions and to make a loan to the Parent to finance a portion of the purchase price of the Acquisition; and (ii) the Revolving Credit Loans shall be used for working capital and general corporate purposes of the Borrowers and their Subsidiaries. The Borrowers will obtain other Letters of Credit solely for working capital and general corporate purpposes. No portion of any Loan is to be used, and no portion of the Letter of Credit is to be obtained, for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224; and

          (n) all filings, assignments, pledges and deposits of documents or instruments have been made and all other actions have been taken that are necessary or advisable, under applicable law, to establish and perfect the Agent's security interest in the Collateral. The Collateral and the Agent's rights with respect to the Collateral are not subject to any setoff, claims, withholdings or other defenses. The Borrowers and the Guarantors (with respect to the Collateral under the Guarantor's Security Agreement) is the owner of the Collateral free from any lien, security interest, encumbrance and any other claim or demand, except Liens permitted under (S)9.2(b) (the "Permitted Liens").

                           8.  CONDITIONS PRECEDENT.
                               --------------------

     In addition to the making of the foregoing representations and warranties and the delivery of the Loan Documents, the Acquisition Documents and such other documents and the taking of such actions as the Agent and each Bank may require at or prior to the time of executing this Agreement, the obligation of any Bank to make any Loan or of the Agent to issue, renew or extend any Letter of Credit to the Borrowers, is subject to the satisfaction of the following further conditions precedent:

          (a) each of the representations and warranties of each of the Guarantors and the Borrowers to the Agent and the Banks herein, in any of the other Loan Documents or any documents, certificate or other paper or notice in connection herewith shall be true and correct in all material respects as of the time made or claimed to have been made;

          (b) no Default or Event of Default shall have occurred and be continuing;

          (c) all proceedings in connection with the transactions contemplated hereby shall be in form and substance satisfactory to the Agent and the Banks, and the Agent and the Banks shall have received all information and documents as it may have reasonably requested;

          (d) no change shall have occurred in any law or regulation or in the interpretation thereof that in the reasonable opinion of the Agent or any Bank would make it unlawful for such Bank to make such Loan or for the Agent to issue, extend or renew any Letter of Credit;

          (e) each of the Guarantors and the Borrowers shall have delivered to the Agent and the Banks (i) certified copies of its Charter Documents; (ii) evidence that all corporate action necessary for the valid execution, delivery and performance by each of the Guarantors and the Borrowers of the Loan Documents to which it is a party has been duly and effectively taken;
     (iii) an incumbency certificate signed by a duly authorized officer of each of the Guarantors and the Borrowers, and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of each of the Guarantors and the Borrowers, each of the Loan Documents to which each is a party and to give notices and to take action on each of the Guarantor's and the Borrowers' behalf under the Loan Documents; (iv) a solvency certificate of each of the Guarantors and the Borrowers in form and substance satisfactory to the Agent; and (v) a favorable legal opinion addressed to the Agent and the Banks in form and substance satisfactory to the Agent and the Banks from counsel to each of the Guarantors and the Borrowers;

          (f) the Borrowers shall have paid to the Agent the closing fee and the agent's fee as set forth in (S)6 hereof;

          (g) the Agent and the Banks shall have received an opinion of counsel to the Borrowers and the Guarantors satisfactory to the Agent and the Banks;

          (h) the Borrowers shall have caused the Agent to receive evidence that all of the closing conditions in the Merger Agreement have been satisfied without recourse to any provision permitting the waiver by any party thereto of any condition, obligation, covenant or other requirement and that the Acquisition shall have been completed pursuant to Merger Agreement and otherwise on terms and conditions that are satisfactory to the Agent in all respects. In addition the purchase price of the capital stock acquired pursuant to the Acquisition and all expenditures and transaction costs associated therewith shall not exceed $15,000,000 in the aggregate, and the Acquisition shall have been completed on terms and conditions that are satisfactory to the Agent in all respects;

          (i) the Agent shall have received evidence satisfactory to the Agent that the Indebtedness under the Original Credit Agreement has been refinanced hereunder, the promissory note issued to Michael Tuite has been repaid in full, and the Letter of Credit issued in favor of Michael Tuite has been cancelled and returned to the Agent (or, in the alternative, appropriate arrangements satisfactory to the Agent have been made for its return and cancellation); and

          (j) the Agent and the Banks shall be satisfied that all information provided to the Agent and the Banks prior to the Closing Date accurately sets forth the cash flow for such period attributable to the assets and business to be acquired in the Acquisition and the Agent and the Banks shall be satisfied with the results of its due diligence.

                                9.   COVENANTS.
                                     ---------

     9.1. AFFIRMATIVE COVENANTS. Each of the Guarantors and the Borrowers
          ---------------------
agrees that so long as there are any Loans or Letters of Credit outstanding and until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, each of the Guarantors and the Borrowers will, and where applicable the Borrowers will cause each of their Subsidiaries to comply with, its obligations as set forth throughout this Agreement and to:

          (a) furnish the Agent and the Banks: (i) as soon as available but in any event within ninety (90) days after the close of each fiscal year, each of the Borrowers' audited consolidated and consolidating Financials for such year, certified by its accountants, as well as the Borrowers' combined Financials for such year, certified by its accountants; (ii) as soon as available but in any event within forty-five (45) days after the end of each fiscal quarter, the Borrowers' unaudited combined and combining Financials for such quarter, certified by their respective chief financial officers; (iii) as soon as available but in any event within thirty (30) days after the end of each month in each fiscal year of the Borrowers, unaudited monthly combined Financials for such month, certified by their respective chief financial officers; (iv) together with the quarterly and annual audited Financials, a certificate of the Borrowers (the "Compliance Certificate") setting forth computations demonstrating compliance with the Borrowers' financial covenants set forth herein, and certifying that no Default or Event of Default has occurred, or if it has, the actions taken by the Borrowers with respect thereto; (v) within twenty (20) days after the end of each calendar month or at such earlier time as the Agent may reasonably request, a Borrowing Base Report setting forth the Borrowing Base as at the end of such calendar month or other date so requested by the Agent; (vi) within twenty (20) days after the end of each calendar month, an Accounts Receivable aging report; (vii) contemporaneously with the delivery thereof, copies of all accountants' management letters delivered to the Borrowers or any of their Subsidiaries; and (viii) from time to time such other financial data and information as the Agent or any Bank may request;

          (b) keep true and accurate books of account in accordance with GAAP, maintain its current fiscal year and permit the Agent or any Bank or its designated representatives to inspect the Guarantors' and the Borrowers' premises during normal business hours, to examine and be advised as to such or other business records upon the request of the Agent or any Bank, and to permit the Agent's or any Bank's commercial finance examiners to conduct periodic commercial finance examinations which prior to an Event of Default shall be no more often than one (1) per year;

          (c) (i) maintain its corporate existence, business and assets, (ii) keep its business and assets adequately insured, (iii) maintain

     SalesLink's chief executive office in Boston, Massachusetts or at such other place in the United States of America as SalesLink shall designate upon written notice to the Agent and maintain InSolution's chief executive office in Santa Clara, California or at such other place in the United States of America as InSolutions shall designate upon written notice to the Agent, (iv) continue to engage in substantially similar lines of business, and (v) comply with all Requirements of Law, including ERISA and Environmental Laws;

          (d) notify the Agent and the Banks promptly in writing of (i) the occurrence of any Default or Event of Default, (ii) any noncompliance with ERISA or any Environmental Law or proceeding in respect thereof which could have a Materially Adverse Effect, (iii) any change of address, (iv) any threatened or pending litigation or similar proceeding affecting the Guarantors or the Borrowers or their other Subsidiaries or any material change in any such litigation or proceeding previously reported and (v) claims against any assets or properties of the Guarantors, the Borrower or any such Subsidiaries encumbered in favor of the Agent or any Bank;

          (e) use the proceeds of the Loans and Letters of Credit solely for the purposes set forth in (S)7(m), and not for the carrying of "margin security" or "margin stock" within the meaning of Regulations U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 221 and 224;

          (f) cooperate with the Agent and the Banks, take such action, execute such documents, and provide such information as the Agent and the Banks may from time to time reasonably request in order further to effect the transactions contemplated by and the purposes of the Loan Documents;

          (g) by not later than ninety (90) days of the Closing Date, purchase an interest rate cap or swap or effect other interest rate protection arrangements for a minimum period of five (5) years applicable to not less than fifty percent (50%) of the Term Loan, on terms and conditions satisfactory to the Agent; and

          (h) simultaneously with the formation or acquisition of any new Subsidiary, cause such Subsidiary to execute and deliver to the Agent a Guaranty, Security Agreement and such other documents, instruments or agreements which the Agent may reasonably request in order to perfect its security interest in all assets of such Subsidiary.

     9.2. NEGATIVE COVENANTS. Each of the Guarantor and the Borrowers agrees
          ------------------
that so long as there are any Loans or any Letter of Credit is outstanding and until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, neither of the Guarantors nor the Borrowers will and where applicable the Borrowers will not permit their Subsidiaries to:

          (a) create, incur or assume any Indebtedness other than (i) Indebtedness to the Agent and the Banks, (ii) current liabilities of the Borrowers or any Subsidiaries of the Borrowers not incurred through the borrowing of money or the obtaining of credit except credit on an open account customarily extended, (iii) Indebtedness in respect of taxes or other governmental charges contested in good faith and by appropriate proceedings and for which adequate reserves have been taken; (iv) Indebtedness of the Borrowers in respect of interest rate protection arrangements required to be maintained by (S)9.1(g) or in respect of currency swap arrangements so long as such arrangements are in the ordinary course of business and not for speculative purposes; (v) unsecured Indebtedness of the Borrowers and their Subsidiaries not otherwise provided for in this (S)9.2(a) which, when taken together with all such Indebtedness of the Borrower and its Subsidiaries set forth on Schedule 9.2(a) does not
                                                       ---------------
     exceed, in the aggregate, $500,000; (vi) Indebtedness not included above and listed on Schedule 9.2(a) hereto; and (vii) Indebtedness in respect of
                   -------- ------
     capitalized leases in the aggregate amount outstanding at any time not to exceed the amount permitted pursuant to (S)9.3(a) hereof;

          (b) create or incur any Liens on any of the property or assets of the Borrowers or any of their Subsidiaries except (i) Liens securing the Obligations; (ii) Liens securing taxes or other governmental charges not yet due; (iii) deposits or pledges made in connection with social security obligations; (iv) Liens of carriers, warehousemen, mechanics and materialmen, less than 120 days old as to obligations not yet due; (v) easements, rights-of-way, zoning restrictions and similar minor Liens which individually and in the aggregate do not have a Materially Adverse Effect;
     (vi) purchase money security interests in or purchase money mortgages on real or personal property securing purchase money Indebtedness permitted by
     (S)9.2(a)(ii), covering only the property so acquired; and (vii) other Liens existing on the date hereof and listed on Schedule 9.2(b) hereto;
                                                     -------- ------

          (c) make any investments other than investments in (i) marketable obligations of the United States maturing within one (1) year, (ii) certificates of deposit, bankers' acceptances and time and demand deposits of United States banks having total assets in excess of $1,000,000,000,
     (iii) Subsidiaries which are parties to the Loan Documents, (iv) Twin Solutions LLC for the construction of the CD-ROM processing facility provided the aggregate amount of such investment does not exceed $2,500,000; (v) the loan in the principal amount not to exceed $4,249,845 in the aggregate to the Parent or (vi) such other investments as the Agent and the Majority Banks may from time to time approve in writing;

          (d) make any Restricted Payment, provided, however, any Subsidiary shall be permitted to make a Distribution to any Borrower;

          (e) become party to a merger or sale-leaseback transaction, or to effect any disposition of assets other than in the ordinary course, or to purchase, lease or otherwise acquire assets other than in the ordinary course; provided, however, SalesLink shall be permitted to acquire 100 % of
             --------  -------
     the capital stock of InSolutions from the Parent so long as the criteria set forth in (i) through (vii) are satisfied and the Borrowers shall be permitted to acquire the assets and/or stock of another entity so long as
     (i) such entity is in the same or a similar line of business as the Borrowers; (ii) the applicable Borrower has provided the Agent with five
     (5) Business Days prior written notice of such acquisition, which notice shall include a reasonably detailed description of the acquisition; (iii) the business and/or entity to be acquired would not subject the Agent or any Bank to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or the other Loan Documents; (iv) the Borrowers have demonstrated to the satisfaction of the Agent and the Banks, based on a pro forma Compliance Certificate,
                                     --- -----
     compliance with (S)9.3 on a pro forma basis immediately prior to and after
                                 --- -----
     giving effect to any such acquisition; (v) the business and assets so acquired in each such acquisition shall be acquired by the applicable Borrower free and clear of all liens and Indebtedness; (vi) the aggregate purchase price for each acquisition, or a series of related acquisitions, does not exceed $5,000,000 and the aggregate purchase price of all acquisitions permitted hereunder does not exceed $10,000,000 during the term of this Agreement; and (vii) the applicable Borrower shall at all times maintain a majority voting interest in such entity to be acquired; and

          (f) make any change in or amendment to either of the Borrowers' or the Guarantors' Charter Documents unless such change or amendment that would not have any adverse effect on the Agent's or any Bank's interest under the Loan Documents or the Guarantors' or Borrowers' obligations under the Loan Documents.

     9.3. FINANCIAL COVENANTS. Each of the Borrowers agrees that so long as
          -------------------
there are any Loans or Letters of Credit outstanding and until the termination of the Commitment and the payment and satisfaction in full of all the Obligations, the Borrowers will not and will not permit their Subsidiaries to:

          (a) make capital expenditures or incur Indebtedness in respect of capitalized leases which in the aggregate and on a combined basis exceed
     (a) $5,000,000 from the Closing Date through July 31, 1999; (b) $4,000,000 for the fiscal year ending July 31, 2000 and (c) $2,000,000 in any fiscal year thereafter; provided, however, that, if during any fiscal year the
                      --------  -------
     amount of capital expenditures permitted for that fiscal year is not so utilized, such unutilized amount may be utilized in the next succeeding fiscal year but not in any subsequent fiscal year;

          (b) permit the Leverage Ratio for any fiscal quarter ending during any period described in the table below to be greater than the ratio set forth opposite such period in such table:

                         PERIOD                          RATIO
                         ------                          -----
     July 31, 1998                                     2.50:1.00
     October 31, 1998                                  2.40:1.00
     January 31, 1999                                  2.25:1.00
     April 30, 1999 and thereafter                     2.00:1.00

          (c) permit the ratio of the Borrowers' Combined Operating Cash Flow to Combined Total Debt Service for any Reference Period to be less than 1.25:1.00.

          (d) permit the ratio of the Borrowers' Combined Current Assets to Combined Current Liabilities at any time to be less than 1.25:1.00; or

          (e) permit the Borrower's Combined Net Income for any fiscal quarter to be less than $1.00.

          10.  EVENTS OF DEFAULT; ACCELERATION.
               -------------------------------

     If any of the following events ("Events of Default") shall occur:

          (a) the Borrowers shall fail to pay when due and payable any principal of the Loans when the same becomes due;

          (b) the Borrowers shall fail to pay interest on the Loans, or the Borrowers shall fail to pay any Reimbursement Obligations not funded by a Revolving Credit Loan pursuant to (S)2.2(c), or any other sum due under any of the Loan Documents within two (2) Business Days after the date on which the same shall have first become due and payable;

          (c) either of the Guarantors or the Borrowers shall fail to perform any term, covenant or agreement contained in (S)(S)9.1(a), 9.1(d) through
     (g), 9.2 and 9.3;

          (d) the Borrowers or any of their Subsidiaries shall fail to perform any other term, covenant or agreement contained in the Loan Documents within fifteen (15) days after the Agent has given written notice of such failure to the Borrowers;

          (e) any representation or warranty of the Borrowers or any of their other Subsidiaries in the Loan Documents or in any certificate or notice given in connection therewith shall have been false or misleading in any material respect at the time made or deemed to have been made;

          (f) the Borrowers or any of their Subsidiaries shall be in default (after any applicable period of grace or cure period) under any agreement or agreements evidencing Indebtedness owing to any Bank or any affiliates of any Bank, to the Seller, or to any other Person in excess of $500,000 in aggregate principal amount, or shall fail to pay such Indebtedness when due, or within any applicable period of grace;

          (g) any of the Loan Documents shall cease to be in full force and effect or if any of the Loan Documents shall be canceled, terminated, revoked or rescinded or the Agent's security interests, mortgages or liens in a substantial portion of the Collateral shall cease to be perfected, or shall cease to have the priority contemplated by the Security Documents, in each case otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrowers or any of their Subsidiaries party thereto or any of their respective stockholders, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

          (h) the Parent, the Borrowers or any of their Subsidiaries (i) shall make an assignment for the benefit of creditors, (ii) shall be adjudicated bankrupt or insolvent, (iii) shall seek the appointment of, or be the subject of an order appointing, a trustee, liquidator or receiver as to all or part of its assets, (iv) shall commence, approve or consent to, any case or proceeding under any bankruptcy, reorganization or similar law and, in the case of an involuntary case or proceeding, such case or proceeding is not dismissed within forty-five (45) days following the commencement thereof, or (v) shall be the subject of an order for relief in an involuntary case under federal bankruptcy law;

          (i) the Borrowers or any of their Subsidiaries shall be unable to pay its debts as they mature;

          (j) there shall remain undischarged for more than thirty (30) days any final judgment or execution action against the Borrowers or any of their Subsidiaries that, together with other outstanding claims and execution actions against the Borrowers and their Subsidiaries exceeds $500,000 in the aggregate;

          (k) the Parent ceases to own legally or beneficially 80% or more of the voting stock of the Borrowers (or, in the event the Parent contributes 100% of the capital stock of InSolutions to SalesLink, 80% or more of the voting stock of SalesLink) or more than 51% of the voting stock of any Subsidiary of the Borrowers, and either of the Borrowers ceases to own legally or beneficially

     100% or more of the voting stock of any Guarantor (or, in the event the Parent contributes 100% of the capital stock of InSolution to SalesLink, SalesLink ceases to own 100% of the capital stock of InSolution);

then, and in any such event, so long as the same may be continuing, the Agent may, and upon the request of the Majority Banks shall, by notice in writing to the Borrowers declare all amounts owing with respect to this Credit Agreement, the Notes and the other Loan Documents and all Reimbursement Obligations to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers; provided that in the event of any
                                          --------
Event of Default specified in (S)(S)10.1(h) or 10.1(i), all such amounts shall become immediately due and payable automatically and without any requirement of notice from the Agent or any Bank.

     If any one or more of the Events of Default specified in (S)10.1(h) or
(S)10.1(i) shall occur, any unused portion of the credit hereunder shall forthwith terminate and each of the Banks shall be relieved of all further obligations to make Loans to the Borrowers and the Agent shall be relieved of all further obligations to issue, extend or renew any Letter of Credit. If any other Event of Default shall have occurred and be continuing, the Agent may and, upon the request of the Majority Banks, shall, by notice to the Borrowers, terminate the unused portion of the credit hereunder, and upon such notice being given such unused portion of the credit hereunder shall terminate immediately and each of the Banks shall be relieved of all further obligations to make Loans and the Agent shall be relieved of all further obligations to issue, extend or renew any Letter of Credit. No termination of the credit hereunder shall relieve the Borrowers, the Guarantors or any other Subsidiaries of the Borrowers of any of the Obligations.

     In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to (S)10.1, each Bank, if owed any amount with respect to the Loans or the Reimbursement Obligations, may, with the consent of the Majority Banks but not otherwise, proceed to protect and enforce its rights by suit in equity, action at law or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations to such Bank are evidenced, including as permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become
    -- -----
due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of such Bank. No remedy herein conferred upon any Bank or the Agent or the holder of any Note or purchaser of a Letter of Credit Participation is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law.

     In the event that, following the occurrence or during the continuance of any Default or Event of Default, the Agent or any Bank, as the case may be, receives any monies in connection with the enforcement of any of the Security Documents, or otherwise with respect to the realization upon any of the Collateral, such monies shall be distributed for application as follows: (a) first, the payment of, or, as the case may be, the reimbursement of the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Credit Agreement or any of the other Loan Documents or in respect of the Collateral and supports the provision of adequate indemnity to the Agent against all taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies; (b) second, to all other Obligations in such order or preference as the Majority Banks may determine; provided, however that distributions in respect of such Obligations
           --------  -------
shall be made (i) pari passu among Obligations with respect to the Agent's fee payable under (S)6 and all other Obligations and (ii) Obligations owing to the Banks with respect to each type of Obligations such as interest, principal, fees and expenses, shall be made among the Banks pro rata; and provided, further, that the Agent may in its discretion make proper allowance to take into account any Obligations not then due and payable; (c) third, upon payment and satisfaction in full or other provisions for payment in full satisfactory to the Banks and the Agent of all of the Obligations, to the payment of any obligations required to be paid pursuant to (S)9-504(1)(c) of the Uniform Commercial Code of the Commonwealth of Massachusetts; and (d) fourth, the excess, if any, shall be returned to the Borrowers or to such other Persons as are entitled thereto.

                                 11.  SETOFF.
                                      ------

     Regardless of the adequacy of any collateral for the Obligations, any deposits or other sums credited by or due from any of the Banks to the Borrowers or the Guarantors may be applied to or set off following an Event of Default against any principal, interest and any other amounts due from the Borrowers or any Guarantor to the Banks at any time without notice to the Borrowers or the Guarantors, or compliance with any other procedure imposed by statute or otherwise, all of which are hereby expressly waived by the Borrowers and the Guarantors. Each of the Banks agrees with each other Bank that (a) if an amount to be set off is to be applied to Indebtedness of the Borrowers to such Bank, other than Indebtedness evidenced by the Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, such amount shall be applied ratably to such other Indebtedness and to the Indebtedness evidenced by all such Notes held by such Bank or constituting Reimbursement Obligations owed to such Bank, and (b) if such Bank shall receive from any Borrower, whether by voluntary payment, exercise of the right of setoff, counterclaim, cross action, enforcement of the claim evidenced by the Notes held by, or constituting Reimbursement Obligations owed to, such Bank by proceedings against the Borrowers at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Note or Notes held by, or Reimbursement Obligations owed to, such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by, and Reimbursement Obligations owed to, all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of
                                                       --- -----
claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it or Reimbursement obligations owed it, its proportionate payment as contemplated by this Agreement; provided that if all or
                                                         --------
any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

                                12.  THE AGENT.
                                     ---------

     12.1. AUTHORIZATION.
           -------------

           (a) The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that
                                                                   --------
     no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent.

           (b) The relationship between the Agent and each of the Banks is that of an independent contractor. The use of the term "Agent" is for convenience only and is used to describe, as a form of convention, the independent contractual relationship between the Agent and each of the Banks. Nothing contained in this Agreement nor the other Loan Documents shall be construed to create an agency, trust or other fiduciary relationship between the Agent and any of the Banks.

           (c) As an independent contractor empowered by the Banks to exercise certain rights and perform certain duties and responsibilities hereunder and under the other Loan Documents, the Agent is nevertheless a "representative" of the Banks, as that term is defined in Article 1 of the Uniform Commercial Code, for purposes of actions for the benefit of the Banks and the Agent with respect to all collateral security and guaranties contemplated by the Loan Documents. Such actions include the designation of the Agent as "secured party", "mortgagee" or the like on all financing statements and other documents and instruments, whether recorded or otherwise, relating to the attachment, perfection, priority or enforcement of any security interests, mortgages or deeds of trust in collateral security intended to secure the payment or performance of any of the Obligations, all for the benefit of the Banks and the Agent.

     12.2. EMPLOYEES AND AGENTS. The Agent may exercise its powers and execute
           --------------------
its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent in its sole discretion may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrowers and the Guarantors.

     12.3. NO LIABILITY. Neither the Agent nor any of its shareholders,
           ------------
directors, officers or employees nor any other Person assisting them in their duties nor any agent or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, may be liable for losses due to its willful misconduct or gross negligence.

     12.4. NO REPRESENTATIONS. The Agent shall not be responsible for the
           ------------------
execution or validity or enforceability of this Agreement, the Notes, the Letters of Credit, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Guarantors, the Borrowers or any of their Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any instrument at any time constituting, or intended to constitute, collateral security for the Notes or to inspect any of the properties, books or records of the Guarantors, the Borrowers or any of their Subsidiaries. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Guarantors, the Borrowers or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the credit worthiness or financial conditions of the Borrowers or any of their Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.

     12.5. PAYMENTS.
           --------

           12.5.1.   PAYMENTS TO AGENT. A payment by the Borrowers or any of the
                     -----------------
     Guarantors to the Agent hereunder or any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees promptly to distribute to each Bank such Bank's pro rata share of payments received by the Agent for the account of the
     --- ----
     Banks except as otherwise expressly provided herein or in any of the other Loan Documents.

          12.5.2.    DISTRIBUTION BY AGENT. If in the opinion of the Agent the
                     ---------------------
     distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

          12.5.3.    DELINQUENT BANKS. Notwithstanding anything to the contrary
                     ----------------
     contained in this Agreement or any of the other Loan Documents, any Bank that fails (a) to make available to the Agent its pro rata share of any
                                                       --- ----
     Loan or to purchase any Letter of Credit Participation or (ii) to comply with the provisions of (S)11 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata
                                                                   --- ----
     share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers and the Guarantors, whether on account of outstanding Loans, Unpaid Reimbursement Obligations, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans and
                                    --- ----
     Unpaid Reimbursement Obligations. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans and Unpaid Reimbursement Obligations. A Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans and Unpaid Reimbursement Obligations of the nondelinquent Banks, the Banks' respective pro rata
                                                                   --- ----
     shares of all outstanding Loans and Unpaid Reimbursement Obligations have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

     12.6.   HOLDERS OF NOTES.  The Agent may deem and treat the payee of any
             ----------------
Note or the purchaser of any Letter of Credit Participation as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

     12.7.   INDEMNITY.  The Banks ratably agree hereby to indemnify and hold
             ---------
harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrowers as required by (S)14), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent's actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent's willful misconduct or gross negligence.

     12.8.   AGENT AS BANK.  In its individual capacity, BKB shall have the same
             -------------
obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes and as the purchaser of any Letter of Credit Participations, as it would have were it not also the Agent.

     12.9.   RESIGNATION.  The Agent may resign at any time by giving sixty (60)
             -----------
days prior written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Majority Banks shall have the right to appoint a successor Agent. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrowers. If no successor Agent shall have been so appointed by the Majority Banks and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a financial institution having a rating of not less than A or its equivalent by Standard & Poor's Corporation. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

     12.10.  NOTIFICATION OF DEFAULTS AND EVENTS OF DEFAULT. Each Bank hereby
             ----------------------------------------------
agrees that, upon learning of the existence of a Default or an Event of Default, it shall promptly notify the Agent thereof. The Agent hereby agrees that upon receipt of any notice under this (S)12.10 it shall promptly notify the other Banks of the existence of such Default or Event of Default.

                       13.  ASSIGNMENT AND PARTICIPATION.
                            ----------------------------

     13.1.   CONDITIONS TO ASSIGNMENT BY BANKS. Except as provided herein, each
             ---------------------------------
Bank may assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Credit Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, the Notes held by it and its participating interest in the risk relating to any Letters of Credit); provided
                                                                       --------
that (a) each of the Agent and, unless a Default or Event of Default shall have occurred and be continuing, the Borrowers shall have given its prior written consent to such assignment, which consent, in the case of the Borrowers, will not be unreasonably withheld, (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) each assignment shall be in an amount that is a whole multiple of $1,000,000 and (d) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance, in form and substance satisfactory to the Agent (an "Assignment and Acceptance"), together with any Notes subject to such assignment. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five (5) Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Bank hereunder, and (ii) the assigning Bank shall, to the extent provided in such assignment and upon payment to the Agent of the registration fee referred to in (S)13.3, be released from its obligations under this Agreement.

     13.2.  CERTAIN REPRESENTATIONS AND WARRANTIES; LIMITATIONS; COVENANTS. By
            --------------------------------------------------------------
executing and delivering an Assignment and Acceptance, the parties to the assignment thereunder confirm to and agree with each other and the other parties hereto as follows:

            (a) other than the representation and warranty that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, the assigning Bank makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto,

            (b) the assigning Bank makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations, or the performance or observance by the Guarantors, the Borrowers and their Subsidiaries or any other Person primarily or secondarily liable in respect of any of the Obligations of any of their obligations under this Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto;

            (c) such assignee confirms that it has received a copy of this Credit Agreement, together with copies of the most recent financial statements referred to in (S)9.1 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance;

            (d) such assignee will, independently and without reliance upon the assigning Bank, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement;

            (e) such assignee represents and warrants that it is an Eligible Assignee;

            (f) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto;

            (g) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Bank;

            (h) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; and

            (i) such assignee acknowledges that it has made arrangements with the assigning Bank satisfactory to such assignee with respect to its pro
                                                                          ---
     rata share of the Letter of Credit Fees in respect of any outstanding
     ----
     Letter of Credit.

     13.3.  REGISTER. The Agent shall maintain a copy of each Assignment and
            --------
Acceptance delivered to it and a register or similar list (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentage of, and principal amount of the Revolving Credit Loans owing to and Letter of Credit Participations purchased by, the Banks from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $2,500.

     13.4.  NEW NOTES. Upon its receipt of an Assignment and Acceptance
            ---------
executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrowers and the Banks (other than the assigning Bank). Within five (5) Business Days after receipt of such notice, the Borrowers, at their own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such Eligible Assignee in an amount equal to the amount assumed by such Eligible Assignee pursuant to such Assignment and Acceptance and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such in Assignment and Acceptance and shall otherwise be substantially the form of the assigned Notes. Within five (5) days of issuance of any new Notes pursuant to this (S)13.4, the Borrowers shall deliver an opinion of counsel, addressed to the Banks and the Agent, relating to the due authorization, execution and delivery of such new Notes and the legality, validity and binding effect thereof, in form and substance satisfactory to the Banks. The surrendered Notes shall be cancelled and returned to the Borrowers.

     13.5.  PARTICIPATIONS. Each Bank may sell participations to one or more
            --------------
banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a)
                                                               --------
any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrowers, and (b) the only rights granted to the participant pursuant to such participation arrangements with respect to waivers, amendments or modifications of the Loan Documents shall be the rights to approve waivers, amendments or modifications that would reduce the principal of or the interest rate on any Loans, extend the term or increase the amount of the Commitment of such Bank as it relates to such participant, reduce the amount of any commitment fees or Letter of Credit Fees to which such participant is entitled or extend any regularly scheduled payment date for principal or interest.

     13.6.  DISCLOSURE. Each of the Borrowers and the Guarantors agrees that
            ----------
in addition to disclosures made in accordance with standard and customary banking practices any Bank may disclose information obtained by such Bank pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder; provided that such assignees or participants or
                           --------
potential assignees or participants shall agree (a) to treat in confidence such information unless such information otherwise becomes public knowledge, (b) not to disclose such information to a third party, except as required by law or legal process and (c) not to make use of such information for purposes of transactions unrelated to such contemplated assignment or participation.

     13.7.  ASSIGNEE OR PARTICIPANT AFFILIATED WITH THE BORROWERS. If any
            -----------------------------------------------------
assignee Bank is an Affiliate of either the Guarantors or the Borrowers, then any such assignee Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or other modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)10.1 or
(S)10.2, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to such assignee Bank's interest in any of the Loans. If any Bank sells a participating interest in any of the Loans or Reimbursement Obligations to a participant, and such participant is either a Guarantor or a Borrower or an Affiliate of either the Guarantors or the Borrowers, then such transferor Bank shall promptly notify the Agent of the sale of such participation. A transferor Bank shall have no right to vote as a Bank hereunder or under any of the other Loan Documents for purposes of granting consents or waivers or for purposes of agreeing to amendments or modifications to any of the Loan Documents or for purposes of making requests to the Agent pursuant to (S)13.1 or (S)13.2 to the extent that such participation is beneficially owned by either the Guarantors or the Borrowers or any Affiliate of either the Guarantors or the Borrowers, and the determination of the Majority Banks shall for all purposes of this Agreement and the other Loan Documents be made without regard to the interest of such transferor Bank in the Loans to the extent of such participation.

     13.8.  MISCELLANEOUS ASSIGNMENT PROVISIONS.  Any assigning Bank shall
            -----------------------------------
retain its rights to be indemnified pursuant to (S)14 with respect to any claims or actions arising prior to the date of such assignment. If any assignee Bank is not incorporated under the laws of the United States of America or any state thereof, it shall, prior to the date on which any interest or fees are payable hereunder or under any of the other Loan Documents for its account, deliver to the Borrowers and the Agent certification as to its exemption from deduction or withholding of any United States federal income taxes. Anything contained in this (S)13 to the contrary notwithstanding, any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Notes) to any of the twelve Federal Reserve Banks organized under (S)4 of the Federal Reserve Act, 12 U.S.C. (S)341. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

     13.9.  ASSIGNMENT BY BORROWERS.  Neither of the Guarantors nor Borrowers
            -----------------------
shall assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

                              14.  MISCELLANEOUS.
                                   -------------

     Each of the Guarantors and the Borrowers jointly and severally agrees to indemnify and hold harmless the Agent and the Banks and their officers, employees, affiliates, agents, and controlling persons from and against all claims, damages, liabilities and losses of every kind arising out of the Loan Documents, including without limitation, against those in respect of the application of Environmental Laws to the Guarantors, the Borrowers and their other Subsidiaries absent the gross negligence or willful misconduct of the Agent and the Banks. The Borrowers shall pay to the Agent and the Banks promptly on demand all costs and expenses (including any taxes and reasonable legal and other professional fees and fees of its commercial finance examiner) incurred by the Agent and the Banks in connection with the preparation, negotiation, execution, amendment, administration or enforcement of any of the Loan Documents. Any communication to be made hereunder shall (a) be made in writing, but unless otherwise stated, may be made by telex, facsimile transmission, overnight delivery or letter, and (b) be made or delivered to the address of the party receiving notice which is identified with its signature below (unless such party has by five (5) days written notice specified another address), and shall be deemed made or delivered, when dispatched, left at that address, one (1) day after given to an overnight delivery service, or five (5) days after being mailed, postage prepaid, to such address. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and assigns, but neither of the Guarantors nor the Borrowers may assign their rights or obligations hereunder. This Agreement may not be amended or waived except by a written instrument signed by the Borrowers, the Agent and the Majority Banks, and any such amendment or waiver shall be effective only for the specific purpose given; provided, however, notwithstanding the foregoing, the
                        --------  -------
rate of interest on the Notes, the term of the Notes, the Commitment amounts and the amount of the fees hereunder, the definition of Majority Banks and this sentence of (S)14 shall not be changed without the written consent of all the Banks, and the amount of the agent's fee and (S)12 may not be amended without the consent of the Agent. No failure or delay by the Bank to exercise any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other right, power or privilege. The provisions of this Agreement are severable and if any one provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, such invalidity or unenforceability shall affect only such provision in such jurisdiction. This Agreement, together with all Schedules hereto, expresses the entire understanding of the parties with respect to the transactions contemplated hereby. This Agreement and any amendment hereby may be executed in several counterparts, each of which shall be an original, and all of which shall constitute one agreement. In proving this Agreement, it shall not be necessary to produce more than one such counterpart executed by the party to be charged. THIS AGREEMENT AND THE NOTES ARE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS AND SHALL BE CONSTRUED IN ACCORDANCE THEREWITH AND GOVERNED THEREBY. EACH OF THE GUARANTORS AND THE BORROWERS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE COMMONWEALTH OF MASSACHUSETTS OR ANY FEDERAL COURT SITTING THEREIN. Each of the Guarantors and the Borrowers, as an inducement to the Bank to enter into this Agreement, hereby waives its right to a jury trial with respect to any action arising in connection with any Loan Document.

                          15.  SECURITY; GUARANTIES.
                               --------------------

     15.1.  GUARANTIES AND SECURITY OF BORROWERS.  The Obligations shall also be
            ------------------------------------
guaranteed pursuant to the terms of the Guaranty. The obligations of the Guarantors under the Guaranty shall in turn be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of each such Guarantor, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which each such Guarantor is a party.

     15.2.  GUARANTIES AND SECURITY OF GUARANTORS.  The Obligations shall also
            -------------------------------------
be guaranteed pursuant to the terms of the Guaranty. The obligations of the Guarantors under the Guaranty shall in turn be secured by a perfected first priority security interest (subject only to Permitted Liens entitled to priority under applicable law) in all of the assets of the Guarantors, whether now owned or hereafter acquired, pursuant to the terms of the Security Documents to which each such Guarantor is a party.

     15.3.  JOINT AND SEVERAL LIABILITY OF THE BORROWERS.
            --------------------------------------------

            15.3.1. JOINT and Several Liability.  Each of the Borrowers is and
                    ----- --- ------- ---------
     shall be jointly and severally liable for each and every Obligation of any of the Borrowers arising or incurred under or in respect of this Agreement or any of the other Loan Documents or in respect of any of the Loans made or Reimbursement Obligations incurred on any of the Notes, any Letter of Credit Application, any Letter of Credit or other instruments at any time evidencing any thereof. Each of the Borrowers agrees that it shall be jointly and severally liable for all fees, as well as each of the other Obligations of any of the Borrowers arising or incurred under or in respect of this Credit Agreement or any of the other Loan Documents.

            15.3.2. CONSIDERATION.  Each of the Borrowers is accepting joint and
                    -------------
     several liability hereunder in consideration of the financial accommodations to be provided by the Agents and the Banks under this Agreement, for the mutual benefit, directly or indirectly, of each of the Borrowers and in consideration of the undertakings of each of the Borrowers to accept joint and several liability for the obligations of each of them.

            15.3.3. CO-DEBTORS.  Each of the Borrowers jointly and severally
                    ----------
     hereby irrevocably and unconditionally accepts, not merely as a surety but as a co-debtor, joint and several liability with the other Borrowers with respect to the payment and performance of all of the Obligations arising under this Agreement and the other Loan Documents, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them.

          15.3.4.   PAYMENT.  If and to the extent that any of the Borrowers
                    -------
     shall fail to make any payment with respect to any of the Obligations hereunder as and when due or to perform any of such Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation.

          15.3.5.   RECOURSE. The obligations of each Borrower under the
                    --------
     provisions of this (S)15.3.5 constitute full recourse obligations of such Borrower, enforceable against it to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or the other Loan Documents against any Obligor or any other circumstances whatsoever.

          15.3.6.   WAIVERS.  Except as otherwise expressly provided herein,
                    -------
     each Borrower hereby waives promptness, diligences, presentment, demand, protest, notice of acceptance of its joint and several liability, notice of any and all advances of the Loans made under this Agreement and the Notes, notice of occurrence of any Default or Event of Default (except to the extent notice is expressly required to be given pursuant to the terms of this Agreement or any of the other Loan Documents), or of any demand for any payment under this Agreement, notice of any action at any time taken or omitted by the Agents or the Lenders under or in respect of any of the Obligations hereunder, any requirement of diligence and, generally, all demands, notices and other formalities of every kind in connection with this Credit Agreement and the other Loan Documents. Each Borrower hereby waives all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshaling of assets of the Borrowers and any other entity or Person primarily or secondarily liable with respect to any of the Obligations, and all suretyship defenses generally. Each Borrower hereby assents to, and waives notice of, any extension or postponement of the time for the payment, or place or manner for payment, compromise, refinancing, consolidation or renewals of any of the Obligations hereunder, the acceptance of any partial payment thereon, any waiver, consent or other action or acquiescence by the Agent and the Banks at any time or times in respect of any default by any Borrower in the performance or satisfaction of any term, covenant, condition or provision of this Agreement and the other Loan Documents, any and all other indulgences whatsoever by the Agent and the Banks in respect of any of the Obligations hereunder, and the taking, addition, substitution or release, in whole or in part, at any time or times, of any security for any of such Obligations or the addition, substitution or release, in whole or in part, of any Borrower or any other entity or Person primarily or secondarily liable for any Obligation. Such Borrower further agrees that its Obligations shall not be released or discharged, in whole or in part, or otherwise affected by the adequacy of any rights which the Agent or any Bank may have against any collateral security or other means of obtaining repayment of any of the Obligations, the impairment of any collateral security securing the Obligations, including, without limitation, the failure to protect or preserve any rights which the Agent or any Bank may have in such collateral security or the substitution, exchange, surrender, release, loss or destruction of any such collateral security, any other act or omission which might in any manner or to the extent vary the risk of the Borrower, or otherwise operate as a release or discharge of such Borrower, all of which may be done without notice to such Borrower; provided, however, that the foregoing shall in no way be deemed
               --------  -------
     to create commercially unreasonable standards as to the Agent's duties as secured party under the Loan Documents (as such rights and duties are set forth therein). If for any reason any of the other Borrowers has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from any of the other Borrowers by reason of such other Borrower's insolvency, bankruptcy or reorganization or by other operation of law or for any reason, this Agreement and the other Loan Documents to which it is a party shall nevertheless be binding on such Borrower to the same extent as if such Borrower at all times had been the sole obligor on such Obligations. Without limiting the generality of the foregoing, each Borrower assents to any other action or delay in acting or failure to act on the part of the Agent and the Banks, including, without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply fully with applicable laws or regulations thereunder which might, but for the provisions of this (S)15.3.6, afford grounds for terminating, discharging or relieving such Borrower, in whole or in part, from any of its obligations under this (S)15.3.6 shall not be discharged except by performance and then only to the extent of such performance. The Obligations of each Borrower under this (S)15.3.6 shall not be diminished or rendered unenforceable by any winding up, reorganization, arrangement, liquidation, reconstruction or similar proceeding with respect to any reconstruction or similar proceeding with respect to any Borrower, or any of the Banks. The joint and several liability of the Borrowers hereunder shall continue in full force and effect notwithstanding any absorption, merger, amalgamation or any other change whatsoever in the name, membership, constitution or place of formation of any Borrower or the Banks.

          15.3.7.   ENFORCEMENT.  The provisions of this (S)15.3.7 are made for
                    -----------
     the benefit of each of the Agent and the Banks and its successors and assigns, and may be enforced by it from time to time against any of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Agent and the Banks first to marshall any of their claims or to exercise any of their rights against the other Borrowers or to exhaust any remedies available to it against the other

     Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this (S)15.3.7 shall remain in effect until all the Obligations hereunder shall have been paid in full or otherwise fully satisfied. If at any time, any payment, or any part thereof, made in respect of any of the Obligations, is rescinded or must otherwise be restored or returned by the Agent or the Banks upon the insolvency, bankruptcy or reorganization of the Borrowers, or otherwise, the provisions of this (S)15.3.7 will forthwith be reinstated in effect as though such payment had not been made.

          15.3.8.   CONTRIBUTION.  To the extent any Borrower makes a payment
                    ------------
     hereunder in excess of the aggregate amount of the benefit received by such Borrower in respect of the extensions of credit under the Agreement (the "Benefit Amount"), then such Borrower, after the payment in full in cash of all of the Obligations, shall be entitled to recover from each other Borrower such excess payment, pro rata in accordance with the ratio of the
                                   --- ----
     Benefit Amount received by each such other Borrower to the total Benefit Amounts received by all Borrowers, and the right to such recovery shall be deemed to be in asset and property of such Borrower so funding; provided
                                                                     --------
     that all such rights to recovery shall be subordinate and junior in right of payment to the final and indefeasible repayment in full in cash of all of the Obligations.

               16.  TRANSITIONAL ARRANGEMENTS.

     16.1.  ORIGINAL CREDIT AGREEMENT SUPERSEDED.  This Agreement shall on the
            ------------------------------------
Closing Date supersede the Original Credit Agreement in its entirety, except as provided in this (S)16. On the Closing Date, the rights and obligations of the parties evidenced by the Original Credit Agreement shall be evidenced by this Agreement and the other Loan Documents, the "Revolving Credit Loans" and "Term Loans" as defined in the Original Credit Agreement shall be converted into Revolving Credit Loans and Term Loans as defined herein and all outstanding letters of credit issued by the Agent for the account of SalesLink or the Parent prior to the Closing Date shall, for purposes of this Credit Agreement, be Letters of Credit hereunder.

     16.2.  RETURN AND CANCELLATION OF NOTES.  As soon as reasonably practicable
            ---------------------------------
after its receipt of its Notes hereunder on the Closing Date, the Banks will promptly return to SalesLink, marked "Substituted" or "Cancelled", as the case may be, any promissory notes of SalesLink held by the Banks pursuant to the Original Credit Agreement.

     16.3.  INTEREST AND FEES UNDER SUPERSEDED AGREEMENT.  All interest and fees
            --------------------------------------------
and expenses, if any, owing or accruing under or in respect of the Original Credit Agreement though the Closing Date shall be calculated as of the Closing Date (prorated in the case of any fractional periods) and shall be paid on the Closing Date. Commencing on the Closing Date, the commitment fees shall be payable by the Borrowers to the Agent for the accounts of the Banks in accordance with (S)2 hereof.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Revolving Credit and Term Loan Agreement as a sealed instrument as of the date first above written.

                              SALESLINK CORPORATION

                              By:__________________________________
                                  Name:
                                  Title:

                              Address:

                              25 Drydock Avenue
                              Boston, Massachusetts  02210
                              Tel:  (617)
                              Fax:  (617)

                              INSOLUTIONS INCORPORATED

                              By:__________________________________
                                  Name:
                                  Title:

                              Address:



                              Tel:
                              Fax:


                              PACIFIC DIRECT MARKETING CORP.

                              By:__________________________________
                                  Name:
                                  Title:

                              Address:

                              8852 Thornton Avenue
                              Newark, California
                              Tel:
                              Fax:

                              BANKBOSTON, N.A., individually and as Agent

                              By:__________________________________
                                  Name:
                                  Title:

                              Address:

                              100 Federal Street
                              High Technology Division
                              Boston, Massachusetts  02110
                              Tel:
                              Fax:  (617)434-0819

                              IMPERIAL BANK

                              By:__________________________________
                                  Name:
                                  Title:

                              Address:



                              Tel:
                              Fax: